Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024

ALEXANDRIA REAL ESTATE EQUITIES, INC.

EARNINGS PRESS RELEASE & SUPPLEMENTAL INFORMATION

THIRD QUARTER ENDED SEPTEMBER 30, 2024

"Alexandria has achieved the three outputs that define a great company: *Superior Results, Distinctive Impact, and Lasting Endurance.*"

JIM COLLINS
Renowned Author & Business Strategist

ALEXANDRIA®
Building the Future of Life-Changing Innovation®

30 PEOPLE | PASSION | PURPOSE

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024

Table of Contents
September 30, 2024

COMPANY HIGHLIGHTS	Page		Page
Mission and Cluster Model .....................................................................	iii	Industry and Corporate Responsibility Leadership ............................	xxiv

EARNINGS PRESS RELEASE	Page		Page
Third Quarter Ended September 30, 2024 Financial and Operating Results ................................................................................	1	Earnings Call Information and About the Company .......................	8
Guidance ...................................................................................................	5	Consolidated Statements of Operations ..........................................	9
Acquisitions ...............................................................................................	6	Consolidated Balance Sheets ............................................................	10
Dispositions ...............................................................................................	7	Funds From Operations and Funds From Operations per Share	11

SUPPLEMENTAL INFORMATION	Page		Page
Company Profile .......................................................................................	14	External Growth / Investments in Real Estate
Investor Information .................................................................................	15	Investments in Real Estate ................................................................	33
Financial and Asset Base Highlights .....................................................	16	New Class A/A+ Development and Redevelopment Properties:
High-Quality and Diverse Client Base .................................................	18	Recent deliveries ............................................................................	35
Occupancy ................................................................................................	20	Current Projects ..............................................................................	37
Internal Growth		Summary of Pipeline ......................................................................	41
Key Operating Metrics .............................................................................	21	Construction Spending and Capitalization of Interest ....................	46
Same Property Performance ..................................................................	22	Joint Venture Financial Information ...................................................	48
Leasing Activity .........................................................................................	23	Balance Sheet Management
Contractual Lease Expirations ...............................................................	24	Investments ..........................................................................................	50
Top 20 Tenants .........................................................................................	25	Key Credit Metrics ...............................................................................	51
Summary of Properties and Occupancy ..............................................	26	Summary of Debt .................................................................................	52
Property Listing ........................................................................................	27	Definitions and Reconciliations
		Definitions and Reconciliations ..........................................................	56

CONFERENCE CALL INFORMATION:
Tuesday, October 22, 2024 3:00 p.m. Eastern Time
12:00 p.m. Pacific Time
(833) 366-1125 or (412) 902-6738
Ask to join the conference call for Alexandria Real Estate Equities, Inc.

CONTACT INFORMATION:
Alexandria Real Estate Equities, Inc. corporateinformation@are.com

JOEL S. MARCUS Executive Chairman & Founder

PETER M. MOGLIA Chief Executive Officer & Chief Investment Officer

DANIEL J. RYAN Co-President & Regional Market Director – San Diego

HUNTER L. KASS Co-President & Regional Market Director – Greater Boston

MARC E. BINDA Chief Financial Officer & Treasurer

PAULA SCHWARTZ Managing Director, Rx Communications Group (917) 633-7790

SARA M. KABAKOFF Senior Vice President – Chief Content Officer

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	iii

THAT'S WHAT'S IN
OUR DNA®

ALEXANDRIA®

Building the Future of Life-Changing Innovation®

OUR MISSION

To create and grow life science ecosystems and clusters that ignite and accelerate the world's leading innovators in their noble pursuit to advance human health by curing disease and improving nutrition

OUR CLUSTER MODEL

Alexandria has identified four critical components for life science companies to thrive: *location*, *innovation*, *talent*, and *capital*.

Our proven cluster model unites cutting-edge innovation with leading scientific and managerial talent and strategic investment capital in best-in-class locations immediately adjacent to some of the world's top academic institutions.

LOCATION
INNOVATION
TALENT
CAPITAL

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	iv

ALEXANDRIA'S ESSENTIAL LABSPACE® INFRASTRUCTURE

As the pioneering and trusted brand for life science real estate, Alexandria has been providing the infrastructure needed to enable the development of new medicines for over three decades. Our tenants require our essential, 24/7 integrated laboratory and nontechnical infrastructure to house, operate, and help safeguard billions of dollars of mission-critical equipment and scientific research.

24/7

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	v

ALEXANDRIA’S
COMPETITIVE
ADVANTAGES
First mover advantage in the
top life science clusters
High-quality assets aggregated
in desirable and well-amenitized
mega campuses
High-quality cash flows and
substantial embedded future
net operating income
Longstanding tenant
relationships that demonstrate
stellar brand loyalty
Fortress balance sheet with
significant liquidity
Unique and deep life science
industry expertise
Long-tenured and highly
experienced management team
IRREPLACEABLE
LABSPACE® REAL ESTATE
PLATFORM THAT LEADS THE
ASSET CLASS WE PIONEERED
OPERATING RSF
41.8M

MEGA CAMPUSES ENCOMPASS
76%
OF OUR ANNUAL RENTAL REVENUE

> "A truly great business must have an enduring 'moat' that protects excellent returns on invested capital."
>
> WARREN BUFFETT

As of September 30, 2024. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	vi
ALEXANDRIA’S MEGA CAMPUS PLATFORM DRIVES
SUPERIOR OPERATING RESULTS

76%	72%	69%
of Alexandria’s Annual Rental Revenue	of Alexandria’s Operating RSF	of Total Development & Redevelopment Pipeline RSF

MEGA CAMPUSES ENCOMPASS	MEGA CAMPUS OCCUPANCY OUTPERFORMANCE
Average Occupancy(1) Since 2020

92%	96%	4%

Non-Mega Campus	Mega Campus	Occupancy Outperformance
As of September 30, 2024. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents the average occupancy percentage of operating properties as of December 31 for 2020–2023 and September 30, 2024.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	vii
ALEXANDRIA’S OUTSTANDING LONG-TERM VALUE
HEALTHCARE
REALTY TRUST

WELLTOWER	2,833%

NATIONAL HEALTH INVESTORS	1,395%

FTSE NAREIT EQUITY HEALTH CARE INDEX	1,332%

UNIVERSAL HEALTH REALTY INCOME TRUST	1,309%

LTC PROPERTIES	1,140%

VENTAS	1,114%

MSCI US REIT INDEX	934%

OMEGA HEALTHCARE INVESTORS	753%

HEALTHPEAK PROPERTIES	715%
Total Shareholder Return From ARE’s IPO on May 27, 1997(1) to September 30, 2024
Source: S&P Global Market Intelligence. Assumes reinvestment of dividends.
The REITs presented individually in the chart above are only those constituents of the FTSE NAREIT Equity Health Care Index as of September 30, 2024 for which TSR information since May 27, 1997 is available.
(1)Alexandria’s initial public offering (“IPO”) was priced at $20.00 per share on May 27, 1997.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	viii

ALEXANDRIA®

Building the Future of Life-Changing Innovation®

ALEXANDRIA’S
INTERNAL
GROWTH

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	ix

(in millions)
2.0
1.8
1.6
1.4
1.2
1.0
0.8
0.6
0.4
0.2
0.0
3Q23
4Q23
1Q24
2Q24
3Q24
RSF OF LEASES EXECUTED

ALEXANDRIA 3Q24 LEASING VOLUME EXCEEDS PREVIOUS
FOUR-QUARTER AVERAGE
1.0M RSF
Quarterly Average
(3Q23–2Q24)
1.5M RSF
Exceeds
Quarterly
Average by 48%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	x
ALEXANDRIA’S OPERATIONAL EXCELLENCE DRIVES STEADY
AND CONSISTENTLY HIGH OCCUPANCY

GREAT FINANCIAL CRISIS
ONLY A 70-BPS DECLINE
93.8
94.8
94.1
94.3
94.9
94.6
95.9
97.0
97.2
96.6
96.8
97.3
96.8
94.6
94.0
94.8
94.6
94.7
95.1
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
3Q24
2024 Projected (1)

OCCUPANCY PERCENTAGE (2)

(1)Represents the midpoint of our 2024 guidance range for occupancy percentage in North America as of December 31, 2024. Refer to “Guidance” in the Earnings Press Release for additional details.
(2)Represents occupancy percentage of operating properties in North America as of each period-end.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xi
ALEXANDRIA’S REIT INDUSTRY-LEADING CLIENT BASE OF APPROXIMATELY
800 TENANTS DRIVES STABLE, RESILIENT, AND LONG-DURATION CASH FLOWS
Life Science
Product,
Service, and
Device
Multinational
Pharmaceutical
Public
Biotechnology –
Approved or
Marketed
Product
Public
Biotechnology –
Preclinical or
Clinical Stage
Private
Biotechnology
Other Investment-Grade
or Large Cap Tech
Other(1)
Biomedical and
Government
Institutions
92%
of Top 20 Tenant Annual Rental
Revenue as of 3Q24 Is From
Investment-Grade or Publicly
Traded Large Cap Tenants
80%
of Leasing Activity During the
Last Twelve Months Was
Generated From Alexandria’s
Existing Client Base
As of September 30, 2024. Annual rental revenue represents amounts in effect as of September 30, 2024. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details, including our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures.
(1)Represents the percentage of our annual rental revenue generated by technology, professional services, finance, telecommunications, and construction/real estate companies, as well as retail-related tenants, which generate less than
1.0% of our annual rental revenue.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xii
ALEXANDRIA’S SUSTAINED OPERATIONAL EXCELLENCE AND
STRENGTH IN TENANT COLLECTIONS
99.8%
Average Tenant
Collections
1Q21–3Q24
Tenant Receivables
Represent
0.9%
of 3Q24
Rental Revenues

99.5%
99.8%
99.7%
99.8%
99.8%
99.9%
99.9%
99.7%
99.9%
99.9%
99.9%
99.9%
99.9%
99.9%
99.9%
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24

TENANT RENTS AND RECEIVABLES COLLECTED(1)
(1)Represents tenant rents and receivables collected for each quarter-end as of each respective earnings release date.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xiii
ALEXANDRIA’S FORTRESS
BALANCE SHEET AND
STRONG EXECUTION OF
ASSET RECYCLING

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xiv
ALEXANDRIA’S STRONG AND FLEXIBLE BALANCE SHEET
WITH SIGNIFICANT LIQUIDITY
TOP 10%
CREDIT RATING RANKING
AMONG ALL PUBLICLY
TRADED U.S. REITS(1)
WEIGHTED AVERAGE
4Q24 TARGET
YEARS

SIGNIFICANT LIQUIDITY(2)	PERCENTAGE OF DEBT MATURING 2049 & BEYOND	PERCENTAGE OF FIXED RATE DEBT SINCE 2020(3)

$5.4B	31%	97.7%

Baa1
Stable
BBB+
Stable

NET DEBT AND PREFERRED STOCK TO ADJUSTED EBITDA(4)	REMAINING DEBT TERM	INTEREST RATE

≤5.1x	12.6	3.91%
As of September 30, 2024.
(1)A credit rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time. Top 10% ranking represents credit rating levels from Moody’s Ratings and S&P Global Ratings for publicly traded U.S. REITs, from Bloomberg Professional Services and Nareit.
(2)Refer to “Key credit metrics” in the Supplemental Information for additional details.
(3)Represents the average fixed rate debt as of each December 31 from 2020 through 2023 and as of September 30, 2024.
(4)Quarter annualized. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xv
ALEXANDRIA’S HISTORICALLY CONSISTENT, STRONG, AND INCREASING
DIVIDENDS WITH A FOCUS ON RETAINING SIGNIFICANT CASH FLOWS FROM
OPERATING ACTIVITIES AFTER DIVIDENDS FOR REINVESTMENT
For 3Q24, we declared a cash dividend of $1.30 per common share
4.4%
Dividend Yield
5.4%
Average Annual Dividend
Per-Share Growth
$2.1B
Net Cash Provided by
Operating Activities
After Dividends
(1)
(2)
(3)

$4.24
$4.48
$4.72
$4.96
$5.20
2020
2021
2022
2023
2024

ANNUAL COMMON STOCK DIVIDEND PER SHARE
(4)
(1)Dividend yield is calculated as the dividend declared for the three months ended September 30, 2024 of $1.30 per common share annualized divided by the closing price of our common stock on September 30, 2024 of $118.75.
(2)Represents the years ended December 31, 2020 through 2023 and the three months ended September 30, 2024 annualized.
(3)Represents the years ended December 31, 2020 through 2023 and the midpoint of our 2024 guidance range. Refer to “Guidance” in the Earnings Press Release for additional details.
(4)Represents common stock dividend declared for the three months ended September 30, 2024 annualized.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xvi
ALEXANDRIA’S STRONG
EXECUTION OF OUR
ASSET RECYCLING
PROGRAM
STRATEGIC DISPOSITIONS
AND SALES OF PARTIAL
INTERESTS SINCE 2019
$8.7 BILLION
IN SALES
$3.0 BILLION
IN GAINS
(1)
(3)
(2)
(1)Includes amounts related to real estate dispositions and sales of partial interests completed from January 1, 2019 through October 21, 2024.
(2)Dispositions in 100% interest in properties completed since 2019, excluding sales of partial interests, had annual rental revenues of $202.0 million based on the quarter preceding the date on which each property is sold.
(3)Represents aggregate gains on real estate sales and associated real estate impairments and consideration in excess of book value of partial interests sold that were accounted as equity transactions.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xvii
ALEXANDRIA CONTINUES STRATEGIC VALUE-HARVESTING DURING 3Q24 WITH
DISPOSITION OF 1165 EASTLAKE AVENUE EAST IN LAKE UNION, SEATTLE

$150.0M	SALES PRICE
4.7%	CAPITALIZATION RATE
4.9%	CAPITALIZATION RATE (CASH BASIS)
$1,499	SALES PRICE PER RSF
$21.5M	GAIN ON SALE OF REAL ESTATE
Alexandria’s opportunistic sale to Fred Hutchinson
Cancer Center, a longstanding tenant, deepens
our relationship and enables Fred Hutch to
expand its South Lake Union footprint within the
Alexandria Center® for Life Science – Eastlake
mega campus ecosystem.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xviii
ALEXANDRIA’S STRATEGIC VALUE-HARVESTING DISPOSITION OF A NON-CORE,
STAND-ALONE ASSET: 14225 NEWBROOK DRIVE IN NORTHERN VIRGINIA

Quest Diagnostics

14225 NEWBROOK DRIVE | NORTHERN VIRGINIA

$80.5M	SALES PRICE
7.6%	CAPITALIZATION RATE
7.4%	CAPITALIZATION RATE (CASH BASIS)
$37.1M	GAIN ON SALE OF REAL ESTATE
Demonstrating the long-term enduring value of
our laboratory facilities, Alexandria successfully
operated this property from its acquisition in
1997 (prior to our IPO) through its sale
in October 2024.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xix
ALEXANDRIA: AT THE
VANGUARD AND HEART
OF THE $5 TRILLION
SECULARLY GROWING
LIFE SCIENCE INDUSTRY
(1)Source: YCharts. Represents the aggregate market capitalization for the life science industry, including companies in the biotechnology and pharmaceutical sectors, as of July 12, 2024.
(1)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xx

THE $5 TRILLION[1] SECULARLY GROWING LIFE SCIENCE INDUSTRY, WITH OVER $470 BILLION IN ANNUAL R&D FUNDING FROM DIVERSE SOURCES, DRIVES DEMAND FOR ALEXANDRIA'S LABSPACE® ASSETS

Global Public Biopharma R&D Spending(3)
$296B
U.S. Life Science Venture Capital and Public Markets(4)
$68B
Government Funding (NIH and NSF)(5)
$58B
U.S. Medical Research Philanthropy(6)
$57B

2023 LIFE SCIENCE R&D FUNDING BY SOURCE

TOTAL LIFE SCIENCE R&D FUNDING[2]

$2.1T+

2019–2023

42%

INCREASE IN TOTAL FUNDING COMPARED TO 2014–2018

(1)Source: YCharts. Represents the aggregate market capitalization for the life science industry, including companies in the biotechnology and pharmaceutical sectors, as of July 12, 2024.
(2)Dollar amount represents aggregate funding from all sources presented, and percentage represents the aggregate increase in funding compared to the previous five-year period (2014–2018).
(3)Source: Evaluate Pharma, March 2024. Represents consensus forecast for global biopharma R&D spend in 2023.
(4)Sources: PitchBook, BioCentury, and NASDAQ. Includes venture capital investments in U.S.-based life science companies and IPOs, follow-ons, and public equity financings raised by U.S. listed biopharma companies in 2023.
(5)Sources: National Institutes of Health (“NIH”) and National Science Foundation (“NSF”). Includes FY2023 NIH funding and FY2023 NSF research and related activities.
(6)Source: The Giving Institute, “Giving USA 2024: The Annual Report on Philanthropy for the Year 2023.”

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xxi

ALEXANDRIA TENANTS ARE RESPONSIBLE FOR 50% OF NOVEL FDA-APPROVED THERAPIES SINCE 2013

34 FDA (CDER) Approvals in YTD 3Q24

NOVEL THERAPIES FROM ALEXANDRIA TENANTS IN 2024

Lilly

KISUNLA

Therapy treating adults with early symptomatic Alzheimer's disease

Bristol Myers Squibb™

COBENFY

First therapy approved to treat schizophrenia by targeting cholinergic receptors

Johnson&Johnson

LAZCLUZE

First chemotherapy-free regimen approved to treat non-small lung cancer with specific genetic mutations

>2x

INCREASE SINCE 2003

Near-Record Level of FDA Approvals in 2023 Reflects the Strength of the Life Science Industry

26
43
55
2003–2012
2013–2022
2023

NOVEL THERAPIES APPROVED BY THE FDA (CDER) IN 2023 COMPARED TO PRIOR 10-YEAR AVERAGES

Source: U.S. Food and Drug Administration. Novel therapies approved by the FDA (Center for Drug Evaluation and Research (“CDER”)) include new molecular entities and new biologics defined as products containing active moieties that have not previously been approved by the FDA.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xxii

INNOVATIVE MEDICINE APPROVALS BY CBER HAVE BEEN RAMPING UP OVER THE PAST SEVERAL YEARS

The promise of next-generation medicine is being realized

83%

5 out of 6 of innovative medicine approvals by the FDA (CBER) in YTD 3Q24 (1) went to **ALEXANDRIA TENANTS**, reflecting the cutting-edge science occurring within our asset base

3
3
1
5
7
9
6
2017
2018
2019
2020
2021
2022
2023
YTD 2024(1)

NEW INNOVATIVE MEDICINE APPROVALS BY THE FDA (CBER)

NOTABLE TENANT APPROVALS

moderna

The first non-COVID mRNA vaccine, mRESVIA for RSV

IOVANCE BIOTHERAPEUTICS

The first tumor-infiltrating lymphocyte (TIL) cell therapy, Amtagvi for melanoma

Adaptimmune TRANSFORMING T CELL THERAPY

The first T-cell receptor cell therapy (TCR-T), Tecelra for synovial sarcoma

Source: U.S. Food and Drug Administration. Innovative medicine approvals by the FDA (Center for Biologics Evaluation and Research (“CBER”)) include novel vaccines and next-generation modalities such as cell therapies, gene therapies,
mRNA products, live biotherapeutics, and oncolytic viruses. These are distinct from the FDA CDER approvals on the prior slide.
(1)YTD 3Q24 represents the period from January 1, 2024 through September 19, 2024.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xxiii

INNOVATION IN MEDICINE IS IMPERATIVE TO SAVING LIVES AND DRIVING DOWN HEALTHCARE COSTS

~10,000
KNOWN DISEASES

Less Than 10% Are Currently Addressable With Treatments[3]

Prescription Medicine's Share of National Healthcare Expenditures[1]

<15%
$4.5T
U.S. Total Healthcare Spend(2)

Over 50%

of Prescription Drug Costs Go to Middlemen, Including PBMs, Hospitals, and Insurers, Inflating the Costs of Medicines[1]

(1)Source: PhRMA, “Understanding Prescription Medicine Spending,” 2022.
(2)Source: Centers for Medicare & Medicaid Services, “National Health Expenditures 2022 Highlights,” 2022.
(3)Source: U.S. House Committee on Energy and Commerce, “The 21st Century Cures Discussion Document White Paper,” January 27, 2015.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xxiv
ALEXANDRIA’S INDUSTRY
AND CORPORATE
RESPONSIBILITY
LEADERSHIP

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xxv

ALEXANDRIA'S HIGHLY IMPACTFUL CORPORATE RESPONSIBILITY PILLARS

Developing and implementing collaborative and innovative solutions to some of the nation's most pressing challenges

The Honor Foundation headquarters in San Diego, CA

Supporting our military, our veterans, and their families

Building principled leaders through education

Graduates of the Emily K Center in Durham, NC

Accelerating medical innovation to save lives

ALEXANDRIA.
Former Congressman Patrick Kennedy at the Alexandria Summit® on Mental Health in 2023

Prioritizing the mental health crisis

OneFifteen campus in Dayton, OH

Revolutionizing addiction treatment

Future National Medal of Honor Museum in Arlington, TX

Inspiring future generations with the stories and values of our nation's heroes

Harnessing agtech to combat hunger and improve nutrition

Approaching homelessness as a healthcare problem, not a housing issue

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xxvi

ALEXANDRIA'S LATEST AWARDS AND RECOGNITIONS

NAMED ONE OF THE WORLD'S MOST TRUSTWORTHY COMPANIES 2024 BY *NEWSWEEK*

WORLD'S
MOST
TRUSTWORTHY
COMPANIES
2024
Newsweek
statista

1 of only 3 S&P 500 REITs

recognized by *Newsweek* in the Real Estate & Housing category

International Interior Design Association
New England (IIDA NE) Design Awards
SCIENCE & RESEARCH – SMALL (Under 50,000 SF)
and BEST IN SHOW
ATRIUM AT 325 BINNEY STREET
ALEXANDRIA CENTER® AT ONE KENDALL SQUARE
MEGA CAMPUS, GREATER BOSTON

2024 NAIOP DC | MD Awards of Excellence
BEST LIFE SCIENCE FACILITY
9810 AND 9820 DARNESTOWN ROAD
ALEXANDRIA CENTER® FOR LIFE SCIENCE –
SHADY GROVE MEGA CAMPUS, MARYLAND

2024 NAIOP DC | MD Awards of Excellence
BEST AMENITY SPACE
9800 MEDICAL CENTER DRIVE
ALEXANDRIA CENTER® FOR LIFE SCIENCE –
SHADY GROVE MEGA CAMPUS, MARYLAND

2024 NAIOP DC | MD Awards of Excellence
BEST INDUSTRIAL/FLEX
9950 MEDICAL CENTER DRIVE
ALEXANDRIA CENTER® FOR LIFE SCIENCE –
SHADY GROVE MEGA CAMPUS, MARYLAND

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	1
Alexandria Real Estate Equities, Inc. Reports:
3Q24 and YTD 3Q24 Net Income per Share – Diluted of $0.96 and $2.18, respectively; and
3Q24 and YTD 3Q24 FFO per Share – Diluted, as Adjusted, of $2.37 and $7.08, respectively
PASADENA, Calif. – October 21, 2024 – Alexandria Real Estate Equities, Inc. (NYSE: ARE)
announced financial and operating results for the third quarter ended September 30, 2024.

Key highlights
			YTD
Operating results	3Q24	3Q23	3Q24	3Q23
Total revenues:
In millions	$791.6	$713.8	$2,327.4	$2,128.5
Growth	10.9%		9.3%
Net income attributable to Alexandria’s common stockholders – diluted:
In millions	$164.7	$21.9	$374.5	$184.4
Per share	$0.96	$0.13	$2.18	$1.08
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted:
In millions	$407.9	$386.4	$1,217.3	$1,142.5
Per share	$2.37	$2.26	$7.08	$6.69
An industry-leading REIT with a high-quality, diverse tenant base and strong margins

(As of September 30, 2024, unless stated otherwise)
Occupancy of operating properties in North America	94.7%
Percentage of annual rental revenue in effect from mega campuses	76%
Percentage of annual rental revenue in effect from investment-grade or publicly traded large cap tenants	53%
Operating margin	71%
Adjusted EBITDA margin	70%
Percentage of leases containing annual rent escalations	96%
Weighted-average remaining lease term:
Top 20 tenants	9.5	years
All tenants	7.5	years
Sustained strength in tenant collections:
Tenant receivables as a percentage of 3Q24 rental revenues	0.9%
October 2024 tenant rents and receivables collected as of October 21, 2024	99.6%
3Q24 tenant rents and receivables collected as of October 21, 2024	99.9%
Strong and flexible balance sheet with significant liquidity; top 10% credit rating ranking among all publicly traded U.S. REITs
•Net debt and preferred stock to Adjusted EBITDA of 5.5x and fixed-charge coverage ratio of
4.4x for 3Q24 annualized (targets for 4Q24 annualized of ≤5.1x and ≥4.5x, respectively).
•Significant liquidity of $5.4 billion.
•31% of our total debt matures in 2049 and beyond.
•12.6 years weighted-average remaining term of debt.
•Since 2020, an average of 97.7% of our debt has been fixed rate.
•Total debt and preferred stock to gross assets of 29%.
•$1.0 billion of capital contribution commitments from existing consolidated real estate joint venture partners to fund construction from 4Q24 through 2027.
Strong leasing volume and solid rental rate changes
•Strong leasing volume aggregating 1.5 million RSF during 3Q24, up 48% compared to our previous four-quarter average of 1.0 million RSF.
•Rental rate changes on lease renewals and re-leasing of space were 5.1% and 1.5% (cash basis) for 3Q24 and 16.4% and 8.9% (cash basis) for YTD 3Q24.
•80% of our leasing activity during the last twelve months was generated from our existing tenant base.

	3Q24		YTD 3Q24
Total leasing activity – RSF	1,486,097		3,742,955
Leasing of development and redevelopment space – RSF	39,121		480,342
Lease renewals and re-leasing of space:
RSF (included in total leasing activity above)	1,278,857		2,863,277
Rental rate changes	5.1%	(1)	16.4%
Rental rate changes (cash basis)	1.5%	(1)	8.9%
(1)Includes a five-year lease extension to an investment-grade rated technology tenant aggregating 357,136
RSF of recently acquired tech R&D space in our Texas market that was renewed with rental rate changes of
(33.6)% and (4.8)% (cash basis). These spaces were originally targeted for a future change in use at acquisition, but we instead renewed them with a lower capital investment while we continue to evaluate options to convert these spaces in the future, subject to market conditions. Excluding this lease, rental rate changes for renewed/re-leased space for 3Q24 were 13.0% and 2.3% (cash basis).
Attractive dividend strategy to share net cash flows from operating activities with stockholders while retaining a significant portion for reinvestment
•Common stock dividend declared for 3Q24 of $1.30 per common share aggregating $5.14 per common share for the twelve months ended September 30, 2024, up 24 cents, or 5%, over the twelve months ended September 30, 2023.
•Dividend yield of 4.4% as of September 30, 2024.
•Dividend payout ratio of 55% for the three months ended September 30, 2024.
•Average annual dividend per-share growth of 5.4% from 2020 through 3Q24 annualized.
•Significant net cash flows from operating activities after dividends retained for reinvestment aggregating $2.1 billion for the years ended December 31, 2020 through 2023 and including the midpoint of our 2024 guidance range for net cash provided by operating activities after dividends.
Ongoing successful execution of Alexandria’s 2024 capital strategy
We expect to continue pursuing our strategy to fund a significant portion of our capital requirements for the year ending December 31, 2024 with dispositions primarily focused on sales of properties and land parcels not integral to our mega campus strategy. Refer to
“Dispositions” in the Earnings Press Release for additional details.

(in millions)
Completed dispositions of 100% interest in properties	$319
Pending dispositions subject to non-refundable deposits	577
Pending dispositions subject to executed letters of intent and/or purchase and sale agreements	603
Forward equity sales agreements	28
Total	$1,527
2024 guidance midpoint for dispositions and common equity	$1,550

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	2

Third Quarter Ended September 30, 2024 Financial and Operating Results (continued)
September 30, 2024

Ongoing successful execution of Alexandria’s 2024 capital strategy (continued)
•In September 2024, we completed the following transactions with our longstanding tenant,
Fred Hutchinson Cancer Center (“Fred Hutch”), in the Lake Union submarket:
•Sale of 1165 Eastlake Avenue East, a fully leased 100,086 RSF single-tenant Class A+ life science facility that was developed in 2021. We sold the property for $150.0 million, or
$1,499 per RSF, at strong capitalization rates of 4.7% and 4.9% (cash basis). Upon completion of the sale, we recognized a gain on sale of real estate aggregating
$21.5 million.
•Fred Hutch executed early renewals aggregating 117,479 RSF at our 1201 and 1208
Eastlake Avenue East properties, including a 15-year lease extension at 1201 Eastlake
Avenue East.
•Our prior joint venture partner sold their partial interest ownership in each of 1201 and
1208 Eastlake Avenue East to Fred Hutch. Our ownership interest in both properties remains unchanged at 30.0%. This sale, lease extensions, and new joint venture affirm
Fred Hutch’s commitment to South Lake Union.
Alexandria’s development and redevelopment pipeline delivered incremental annual net operating income of $21 million commencing during 3Q24 and is expected to deliver incremental annual net operating income aggregating $510 million primarily by 1Q28
•During 3Q24, we placed into service development and redevelopment projects aggregating
316,691 RSF that are 100% leased across multiple submarkets and delivered incremental annual net operating income of $21 million. 3Q24 deliveries included 250,000 RSF at 9820
Darnestown Road on the Alexandria Center® for Life Science – Shady Grove mega campus in our Rockville submarket.
•Annual net operating income (cash basis) is expected to increase by $57 million upon the burn-off of initial free rent, with a weighted-average burn-off period of approximately six months, from recently delivered projects.
•69% of the RSF in our total development and redevelopment pipeline is within our mega campuses.

Development and Redevelopment Projects	Incremental Annual Net Operating Income		RSF	Leased/ Negotiating Percentage
(dollars in millions)
Placed into service:
1H24	$42		628,427	100%
3Q24	21		316,691	100
Placed into service in YTD 3Q24	$63		945,118	100%

Expected to be placed into service(1):
4Q24 through 4Q25	$158	(2)	5,467,897	55%
1Q26 through 1Q28	352				(3)
	$510
(1)Represents expected incremental annual net operating income to be placed into service from deliveries of projects undergoing construction and one committed near-term project expected to commence construction in the next two years.
(2)Includes (i) 1.0 million RSF that is expected to stabilize through 2025 and is 92% leased/negotiating and
(ii) expected partial deliveries through 4Q25 from projects expected to stabilize in 2026 and beyond. Refer to the initial and stabilized occupancy years under “New Class A/A+ development and redevelopment properties:
current projects” in the Supplemental Information for additional details.
(3)70% of the leased RSF of our development and redevelopment projects was generated from our existing tenant base.
Continued solid net operating income and internal growth
•Net operating income (cash basis) of $2.0 billion for 3Q24 annualized, up $274.2 million, or
15.5%, compared to 3Q23 annualized.
•Same property net operating income growth of 1.5% and 6.5% (cash basis) for 3Q24 over
3Q23 and 1.6% and 4.6% (cash basis) for YTD 3Q24 over YTD 3Q23.
•96% of our leases contain contractual annual rent escalations approximating 3%.
Strong balance sheet management
Key metrics as of or for the three months ended September 30, 2024
•$33.1 billion in total market capitalization.
•$20.5 billion in total equity capitalization, which ranks in the top 10% among all publicly traded
U.S. REITs.

	3Q24		Target
	Quarter	Trailing	4Q24
	Annualized	12 Months	Annualized
Net debt and preferred stock to Adjusted EBITDA	5.5x	5.6x	Less than or equal to 5.1x
Fixed-charge coverage ratio	4.4x	4.5x	Greater than or equal to 4.5x
Key capital events
•In September 2024, we amended and restated our unsecured senior line of credit to, among other changes, extend the maturity date from January 22, 2028 to January 22, 2030, including extension options that we control.
•During 3Q24, we had no activity under our ATM program. As of October 21, 2024, the remaining aggregate amount available for future sales of common stock was $1.47 billion.
Investments
•As of September 30, 2024:
•Our non-real estate investments aggregated $1.5 billion.
•Unrealized gains presented in our consolidated balance sheet were $166.2 million, comprising gross unrealized gains and losses aggregating $284.4 million and
$118.2 million, respectively.
•Investment income of $15.2 million for 3Q24 presented in our consolidated statement of operations consisted of $23.0 million of realized gains and $2.6 million of unrealized gains, partially offset by $10.3 million of impairment charges.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	3

Third Quarter Ended September 30, 2024 Financial and Operating Results (continued)
September 30, 2024

Other key highlights

Key items included in net income attributable to Alexandria’s common stockholders:
					YTD
	3Q24	3Q23	3Q24	3Q23	3Q24	3Q23	3Q24	3Q23
(in millions, except per share amounts)	Amount		Per Share – Diluted		Amount		Per Share – Diluted
Unrealized gains (losses) on non-real estate investments	$2.6	$(77.2)	$0.02	$(0.45)	$(32.5)	$(221.0)	$(0.19)	$(1.29)
Gain on sales of real estate	27.1	—	0.16	—	27.5	214.8	0.16	1.26
Impairment of non-real estate investments	(10.3)	(28.5)	(0.06)	(0.17)	(37.8)	(51.5)	(0.22)	(0.30)
Impairment of real estate	(5.7)	(20.6)	(0.03)	(0.12)	(36.5)	(189.2)	(0.22)	(1.11)
Acceleration of stock compensation expense due to executive officer resignations	—	(1.9)	—	(0.01)	—	(1.9)	—	(0.01)
Total	$13.7	$(128.2)	$0.09	$(0.75)	$(79.3)	$(248.8)	$(0.47)	$(1.45)
Refer to “Funds from operations and funds from operations per share” in the Earnings Press Release for additional details.
Subsequent events
•In October 2024, we agreed to sell four properties located in our Greater Boston market for a sales price of $369.4 million to the current tenant of the properties with whom we have a long-
established relationship. The sales price represents capitalization rates of 8.5% and 6.3%
(cash basis) based upon net operating income and net operating income (cash basis), respectively, for 3Q24 annualized. These properties, acquired primarily during 2020–2021, are currently 100% leased with a weighted-average remaining lease term of 18 years. In
October 2024, we recognized an impairment charge aggregating $40.9 million to reduce the carrying amounts of these properties by approximately 10% to the expected sales price less costs to sell. Our decision to dispose of these properties is based on their non-strategic location and the significant capital that the expected sales proceeds provide for immediate reinvestment into our development and redevelopment pipeline.
•In October 2024, we agreed to sell five operating properties aggregating 203,223 RSF and land parcels aggregating 1.5 million SF in our Sorrento Mesa and University Town Center submarkets to buyers that are expected to develop residential properties on these sites for an aggregate sales price of approximately $314.0 million. In October 2024, we recognized impairment charges aggregating $65.9 million to reduce the carrying amounts of these properties to the expected aggregate sales price less costs to sell. Our decision to dispose of these assets, which are not integral to our mega campus strategy, is primarily based on the substantial capital that the sales proceeds will provide for immediate reinvestment into our development and redevelopment pipeline.
Industry and corporate responsibility leadership: catalyzing and leading the way for positive change to benefit human health and society
•In September 2024, Alexandria was named one of the World’s Most Trustworthy Companies by Newsweek. This significant distinction builds on the Company’s recognition by the publication as one of America’s Most Trustworthy Companies in 2023 and 2024. Alexandria is
one of only three S&P 500 REITs recognized in the real estate and housing category.
•In September 2024, Alexandria and its executive chairman and founder, Joel S. Marcus, were honored with the inaugural Bisnow Life Sciences Icon & Influencer Award. This prestigious award highlights Mr. Marcus and the Company’s significant long-term contributions to and lasting impact on the life science real estate sector and broader life science industry. Mr.
Marcus accepted the award on his own behalf and that of Alexandria at Bisnow’s International
Life Sciences & Biotech Conference, where he was also the keynote speaker.
•Alexandria continued to receive broad recognition for our operational excellence in asset management, design, development, and sustainability, including the following recent awards:
•In our Greater Boston market, the atrium at 325 Binney Street, located on the Alexandria
Center® at One Kendall Square mega campus, is a light-filled collaboration space with a terraced garden and communal staircase that was celebrated for design excellence in the
Science & Research – Small (under 50,000 SF) category of the 2024 International Interior
Design Association New England (IIDA NE) Design Awards and also received the award program’s top honor, Best in Show.
•In our Maryland market, we were awarded three 2024 NAIOP DC|MD Awards of
Excellence for developments and enhancements on the Alexandria Center® for Life
Science – Shady Grove mega campus: 9810 and 9820 Darnestown Road for Best Life
Science Facility, 9800 Medical Center Drive for Best Amenity Space, and 9950 Medical
Center Drive for Best Industrial/Flex.
•We received a 2024 Nareit Sustainable Design Impact Award for our groundbreaking approach to utilizing alternative energy sources such as geothermal energy and wastewater heat recovery systems to reduce operational greenhouse gas emissions in
Labspace® development projects in our Greater Boston and Seattle markets.
•Alexandria GradLabs® at 9880 Campus Point Drive, located on the Campus Point by
Alexandria mega campus in our San Diego market, earned a 2024 International Institute for Sustainable Laboratories (I2SL) Lab Buildings and Projects Award for Excellence in
Energy Efficiency. The state-of-the-art building was designed to operate as a highly energy-
efficient research facility. In 2023, the LEED Platinum certified facility earned an I2SL
Labs2Zero pilot Energy Score of 96 out of 100, indicating its operational energy performance is better than 96% of similar facilities.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	4

Third Quarter Ended September 30, 2024 Financial and Operating Results (continued)
September 30, 2024

About Alexandria Real Estate Equities, Inc.
Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. As the pioneer of the life science real estate niche with our founding in 1994, Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative mega campuses in AAA life science innovation cluster locations, including Greater Boston, the San Francisco Bay Area, San
Diego, Seattle, Maryland, Research Triangle, and New York City. As of September 30, 2024,
Alexandria has a total market capitalization of $33.1 billion and an asset base in North America that includes 41.8 million RSF of operating properties, 5.3 million RSF of Class A/A+ properties undergoing construction, and one committed near-term project expected to commence construction in the next two years. Alexandria has a longstanding and proven track record of developing Class A/A+ properties clustered in mega campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success.
Alexandria also provides strategic capital to transformative life science companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For more information on
Alexandria, please visit www.are.com.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	5

Guidance
September 30, 2024
(Dollars in millions, except per share amounts)

The following guidance for 2024 has been updated to reflect our current view of existing market conditions and assumptions for the year ending December 31, 2024. There can be no assurance that actual results will not be materially higher or lower than these expectations. Also, refer to our discussion of “forward-looking statements” on page 8 of the Earnings Press Release for additional details.

2024 Guidance Midpoint
Summary of Key Changes in Guidance	As of 10/21/24	As of 7/22/24	Summary of Key Changes in Sources and Uses of Capital	As of 10/21/24	As of 7/22/24
EPS, FFO per share, and FFO per share, as adjusted	See updates below		Cash expected to be held at December 31, 2024	$150	$—
Straight-line rent revenue	$147 to $162	$169 to $184
General and administrative expenses	$176 to $186	$181 to $191

Projected 2024 Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted
	As of 10/21/24	As of 7/22/24
Earnings per share(2)	$2.60 to $2.64	$2.98 to $3.10
Depreciation and amortization of real estate assets	6.05	5.95
Gain on sales of real estate(3)	(0.38)	—
Impairment of real estate – rental properties and land(4)	0.67	0.01
Allocation to unvested restricted stock awards	(0.06)	(0.05)
Funds from operations per share(1)	$8.88 to $8.92	$8.89 to $9.01
Unrealized losses on non-real estate investments	0.19	0.20
Impairment of non-real estate investments	0.22	0.16
Impairment of real estate	0.17	0.17
Allocation to unvested restricted stock awards	(0.01)	(0.01)
Funds from operations per share, as adjusted(1)	$9.45 to $9.49	$9.41 to $9.53
Midpoint	$9.47	$9.47

Key Assumptions	Low	High
Occupancy percentage in North America as of December 31, 2024	94.6%	95.6%
Lease renewals and re-leasing of space:
Rental rate changes	11.0%	19.0%
Rental rate changes (cash basis)	5.0%	13.0%
Same property performance:
Net operating income changes	0.5%	2.5%
Net operating income changes (cash basis)	3.0%	5.0%
Straight-line rent revenue(9)	$147	$162
General and administrative expenses(10)	$176	$186
Capitalization of interest	$325	$355
Interest expense	$154	$184
Realized gains on non-real estate investments(11)	$95	$125

Key Credit Metric Targets(1)
Net debt and preferred stock to Adjusted EBITDA – 4Q24 annualized	Less than or equal to 5.1x
Fixed-charge coverage ratio – 4Q24 annualized	Greater than or equal to 4.5x

				Certain Completed Items
Key Sources and Uses of Capital	Range		Midpoint
Sources of capital:
Incremental debt	$885	$1,185	$1,035	See below
Net cash provided by operating activities after dividends	400	500	450
Dispositions and common equity(5) (refer to page 7)	1,050	2,050	1,550	(5)
Total sources of capital	$2,335	$3,735	$3,035
Uses of capital:
Construction	$1,950	$2,550	$2,250
Acquisitions (refer to page 6)	250	750	500	$249
Ground lease prepayment(6)	135	135	135
Cash expected to be held at December 31, 2024(7)	—	300	150
Total uses of capital	$2,335	$3,735	$3,035
Incremental debt (included above):
Issuance of unsecured senior notes payable(8)	$1,000	$1,000	$1,000	$1,000 (8)
Unsecured senior line of credit, commercial paper, and other	(115)	185	35
Net incremental debt	$885	$1,185	$1,035
(1)Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(2)Excludes unrealized gains or losses on non-real estate investments after September 30, 2024 that are required to be recognized in earnings and are excluded from funds from operations per share, as adjusted.
(3)Includes $37.1 million of gain on sales of real estate recognized in October 2024. Refer to “Dispositions” in the Earnings Press Release for additional details.
(4)Includes $106.8 million of real estate impairments recognized in October 2024. Refer to “Subsequent Events” in the Earnings Press Release for additional details.
(5)We expect to fund our remaining capital requirements for the year ending December 31, 2024 with real estate dispositions. As of October 21, 2024, we completed real estate dispositions aggregating $319.2 million, have additional pending transactions subject to (i) non-refundable deposits aggregating $577.2 million and (ii) executed letters of intent and/or purchase and sale agreements aggregating $602.5 million and forward equity sales agreements aggregating $28 million, which in aggregate, represents 98% of the $1.55 billion midpoint of our guidance range. We do not expect to issue additional equity in 2024 beyond the existing forward equity sales agreements outstanding.
(6)In July 2024, we executed an amendment to our existing ground lease agreement at the Alexandria Technology Square® mega campus in our Cambridge submarket, which requires that we prepay our entire rent obligation for the extended lease term aggregating $270.0 million in two equal installments during the fourth quarter of 2024 and the first quarter of 2025.
(7)The increase in cash expected to be held at December 31, 2024 is primarily due to changes in the mix and timing of pending dispositions that are subject to non-refundable deposits or subject to executed letters of intent and/or purchase and sale agreements that are expected to close in 4Q24. This cash is expected to reduce our 2025 debt capital needs.
(8)Represents $1.0 billion of unsecured senior notes payable issued in February 2024. Subject to market conditions, we may seek additional opportunities in 2024 to fund all or a portion of the proceeds necessary for the repayment of our
$600.0 million of 3.45% unsecured senior notes payable due on April 30, 2025 through the issuance of additional unsecured senior notes payable that is not assumed in our current 2024 guidance.
(9)Reduction in the midpoint of our guidance range for straight-line rent revenue by $22 million is primarily attributable to (i) the write-off of a deferred rent receivable of $9 million related to the lease termination and a payment of $10 million from a tenant at 409 Illinois Street in our Mission Bay submarket, a 234,249 RSF property owned by our consolidated real estate joint venture for which we have an ownership interest of 25%, and (ii) a change in the expected stabilization date from 4Q24 to 1Q25 at our fully leased development project at 230 Harriet Tubman Way in our South San Francisco submarket as reported in our 2Q24 Earnings Press Release and Supplemental Information.
(10)Reduction in the midpoint of our guidance range for general and administrative expense by $5 million is primarily attributable to the realization of savings associated with overall efficiencies, including enhanced cost control measures, incremental use of technology, streamlined processes, and optimization of execution in connection with the sale of non-core assets not integral to our mega campus strategy.
(11)Represents realized gains and losses included in funds from operations per share – diluted, as adjusted, and excludes significant impairments realized on non-real estate investments, if any. Refer to “Investments” in the Supplemental
Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	6

Acquisitions
September 30, 2024
(Dollars in thousands)

Property	Submarket/Market	Date of Purchase	Number of Properties	Operating Occupancy	Square Footage		Purchase Price
					Future Development(1)	Operating With Future Development/ Redevelopment(1)

Completed in 1H24:
285, 299, 307, and 345 Dorchester Avenue (60% interest in consolidated JV)	Seaport Innovation District/Greater Boston	1/30/24	—	N/A	1,040,000	—	$155,321
Other							46,490
							201,811
Completed in October 2024:
428 Westlake Avenue North	Lake Union/Seattle	10/1/24	1	100%	—	88,514	47,600
							$249,411

2024 guidance range for acquisitions					$250,000 – $750,000

(1)We expect to provide total estimated costs and related yields for development and significant redevelopment projects in the future, subsequent to the commencement of construction.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	7

Dispositions
September 30, 2024
(Dollars in thousands)

Property	Submarket/Market	Date of Sale	Interest Sold	RSF	Capitalization Rate	Capitalization Rate (Cash Basis)	Sales Price		Sales Price per RSF
Completed in 1H24							$17,213

Completed in 3Q24:
Sale to longstanding tenant
1165 Eastlake Avenue East	Lake Union/Seattle	9/12/24	100%	100,086	4.7%	4.9%	149,985	(1)	$1,499
Dispositions of properties not integral to our mega campus strategy
219 East 42nd Street	New York City/New York City	7/9/24	100%	349,947	N/A	N/A	60,000	(2)	N/A
Other							11,511
							221,496	(3)
Dispositions completed in YTD 3Q24							238,709
Completed in October 2024:
Dispositions of properties not integral to our mega campus strategy
14225 Newbrook Drive	Northern Virginia/Maryland	10/15/24	100%	248,186	7.6%	7.4%	80,500	(4)	$324
							319,209
Pending 4Q24 dispositions subsequent to October 21, 2024:
Subject to non-refundable deposits
Sale to longstanding tenant	Greater Boston	4Q24	100%		8.5%	6.3%	369,439	(5)
Other							207,713
							577,152
Subject to executed letters of intent and/or purchase and sale agreements							602,500	(5)
							1,179,652	(6)
							$1,498,861

2024 guidance range for dispositions and common equity				$1,050,000 – $2,050,000
(1)Upon completion of the sale, we recognized a gain on sale of real estate aggregating $21.5 million.
(2)The property was leased to a single tenant with a July 2024 lease expiration and had annual net operating income of $18.6 million based on 2Q24 annualized. This property was previously considered to be a potential development project upon expiration of the in-place non-laboratory space lease.
(3)Dispositions completed during the three months ended September 30, 2024 had annual net operating income of $26.5 million (based on 2Q24 annualized) with a weighted-average disposition date of July 28, 2024 (weighted by net operating income for 2Q24 annualized).
(4)Demonstrating the long-term enduring value of our laboratory facilities, Alexandria successfully operated our only asset in the Northern Virginia submarket from its acquisition in 1997 (prior to our IPO) through its sale in October 2024. Upon completion of the sale, we recognized a gain on sale of real estate aggregating $37.1 million.
(5)Refer to “Subsequent events” in the Earnings Press Release for additional details.
(6)Pending dispositions subsequent to October 21, 2024 have estimated annual net operating income of approximately $95.8 million (based on 3Q24 annualized) with a weighted-average estimated disposition date of December 5, 2024
(weighted by net operating income for 3Q24 annualized). Approximately half of our pending dispositions are non-core stabilized stand-alone properties with weighted-average capitalization rates of 8.5% and 7.0% (cash basis), and the remaining half are land and non-stabilized properties that have vacancy or significant near-term lease expirations that will require capital to re-tenant, including one building with approximately 72% of non-laboratory space.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	8

Earnings Call Information and About the Company
September 30, 2024

We will host a conference call on Tuesday, October 22, 2024, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public, to discuss our financial and operating results for the third quarter ended September 30, 2024. To participate in this conference call, dial (833) 366-1125 or (412) 902-6738 shortly before 3:00 p.m. ET/noon PT and ask the operator to join the call for Alexandria
Real Estate Equities, Inc. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on Tuesday,
October 22, 2024. The replay number is (877) 344-7529 or (412) 317-0088, and the access code is 1168152.
Additionally, a copy of this Earnings Press Release and Supplemental Information for the third quarter ended September 30, 2024 is available in the “For Investors” section of our website at www.are.com or by following this link: https://www.are.com/fs/2024q3.pdf.
For any questions, please contact corporateinformation@are.com; Joel S. Marcus, executive chairman and founder; Peter M. Moglia, chief executive officer and chief investment officer; Marc E. Binda, chief financial officer and treasurer; Paula Schwartz, managing director of Rx Communications Group, at (917) 633-7790; or Sara M. Kabakoff, senior vice president – chief content officer.
About the Company
Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. As the pioneer of the life science real estate niche with our founding in 1994, Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative mega campuses in AAA life science innovation cluster locations, including Greater Boston, the San Francisco Bay Area, San Diego, Seattle, Maryland, Research Triangle, and New York City. As of September 30, 2024, Alexandria has a total market capitalization of $33.1 billion and an asset base in North America that includes 41.8 million RSF of operating properties, 5.3 million RSF of Class A/A+ properties undergoing construction, and one committed near-term project expected to commence construction in the next two years. Alexandria has a longstanding and proven track record of developing Class A/A+ properties clustered in mega campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For more information on Alexandria, please visit www.are.com.
Forward-Looking Statements
This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
Such forward-looking statements include, without limitation, statements regarding our 2024 earnings per share, 2024 funds from operations per share, 2024 funds from operations per share, as adjusted, net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “goals,” “projects,” “estimates,”
“anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” “targets,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, lower than expected yields, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, failure to obtain LEED and other healthy building certifications and efficiencies, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release and Supplemental Information, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.
This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and our consolidated subsidiaries.
Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation®, That’s What’s in Our DNA®, Labspace®, At the Vanguard and Heart of the Life Science Ecosystem™, Alexandria Center®,
Alexandria Technology Square®, Alexandria Technology Center®, and Alexandria Innovation Center® are copyrights and trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	9

Consolidated Statements of Operations
September 30, 2024
(Dollars in thousands, except per share amounts)

	Three Months Ended					Nine Months Ended
	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	9/30/24	9/30/23
Revenues:
Income from rentals	$775,744	$755,162	$755,551	$742,637	$707,531	$2,286,457	$2,099,819
Other income	15,863	11,572	13,557	14,579	6,257	40,992	28,664
Total revenues	791,607	766,734	769,108	757,216	713,788	2,327,449	2,128,483

Expenses:
Rental operations	233,265	217,254	218,314	222,726	217,687	668,833	636,454
General and administrative	43,945	44,629	47,055	59,289	45,987	135,629	140,065
Interest	43,550	45,789	40,840	31,967	11,411	130,179	42,237
Depreciation and amortization	293,998	290,720	287,554	285,246	269,370	872,272	808,227
Impairment of real estate	5,741	30,763	—	271,890	20,649	36,504	189,224
Total expenses	620,499	629,155	593,763	871,118	565,104	1,843,417	1,816,207

Equity in earnings of unconsolidated real estate joint ventures	139	130	155	363	242	424	617
Investment income (loss)	15,242	(43,660)	43,284	8,654	(80,672)	14,866	(204,051)
Gain on sales of real estate	27,114	—	392	62,227	—	27,506	214,810
Net income (loss)	213,603	94,049	219,176	(42,658)	68,254	526,828	323,652
Net income attributable to noncontrolling interests	(45,656)	(47,347)	(48,631)	(45,771)	(43,985)	(141,634)	(131,584)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s stockholders	167,947	46,702	170,545	(88,429)	24,269	385,194	192,068
Net income attributable to unvested restricted stock awards	(3,273)	(3,785)	(3,659)	(3,498)	(2,414)	(10,717)	(7,697)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$164,674	$42,917	$166,886	$(91,927)	$21,855	$374,477	$184,371

Net income (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$0.96	$0.25	$0.97	$(0.54)	$0.13	$2.18	$1.08
Diluted	$0.96	$0.25	$0.97	$(0.54)	$0.13	$2.18	$1.08

Weighted-average shares of common stock outstanding:
Basic	172,058	172,013	171,949	171,096	170,890	172,007	170,846
Diluted	172,058	172,013	171,949	171,096	170,890	172,007	170,846

Dividends declared per share of common stock	$1.30	$1.30	$1.27	$1.27	$1.24	$3.87	$3.69

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	10

Consolidated Balance Sheets
September 30, 2024
(In thousands)

	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23
Assets
Investments in real estate	$32,951,777	$32,673,839	$32,323,138	$31,633,511	$31,712,731
Investments in unconsolidated real estate joint ventures	40,170	40,535	40,636	37,780	37,695
Cash and cash equivalents	562,606	561,021	722,176	618,190	532,390
Restricted cash	17,031	4,832	9,519	42,581	35,321
Tenant receivables	6,980	6,822	7,469	8,211	6,897
Deferred rent	1,216,176	1,190,336	1,138,936	1,050,319	1,012,666
Deferred leasing costs	516,872	519,629	520,616	509,398	512,216
Investments	1,519,327	1,494,348	1,511,588	1,449,518	1,431,766
Other assets	1,657,189	1,356,503	1,424,968	1,421,894	1,501,611
Total assets	$38,488,128	$37,847,865	$37,699,046	$36,771,402	$36,783,293

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$145,000	$134,942	$130,050	$119,662	$109,110
Unsecured senior notes payable	12,092,012	12,089,561	12,087,113	11,096,028	11,093,725
Unsecured senior line of credit and commercial paper	454,589	199,552	—	99,952	—
Accounts payable, accrued expenses, and other liabilities	2,865,886	2,529,535	2,503,831	2,610,943	2,653,126
Dividends payable	227,191	227,408	222,134	221,824	214,450
Total liabilities	15,784,678	15,180,998	14,943,128	14,148,409	14,070,411

Commitments and contingencies

Redeemable noncontrolling interests	16,510	16,440	16,620	16,480	51,658

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Common stock	1,722	1,720	1,720	1,719	1,710
Additional paid-in capital	18,238,438	18,284,611	18,434,690	18,485,352	18,651,185
Accumulated other comprehensive loss	(22,529)	(27,710)	(23,815)	(15,896)	(24,984)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	18,217,631	18,258,621	18,412,595	18,471,175	18,627,911
Noncontrolling interests	4,469,309	4,391,806	4,326,703	4,135,338	4,033,313
Total equity	22,686,940	22,650,427	22,739,298	22,606,513	22,661,224
Total liabilities, noncontrolling interests, and equity	$38,488,128	$37,847,865	$37,699,046	$36,771,402	$36,783,293

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	11

Funds From Operations and Funds From Operations per Share
September 30, 2024
(In thousands)

The following table presents a reconciliation of net income (loss) attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended						Nine Months Ended
	9/30/24		6/30/24	3/31/24	12/31/23	9/30/23	9/30/24	9/30/23
Net income (loss) attributable to Alexandria’s common stockholders – basic and diluted	$164,674		$42,917	$166,886	$(91,927)	$21,855	$374,477	$184,371
Depreciation and amortization of real estate assets	291,258		288,118	284,950	281,939	266,440	864,326	798,590
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(32,457)		(31,364)	(30,904)	(30,137)	(28,814)	(94,725)	(85,212)
Our share of depreciation and amortization from unconsolidated real estate JVs	1,075		1,068	1,034	965	910	3,177	2,624
Gain on sales of real estate	(27,114)		—	(392)	(62,227)	—	(27,506)	(214,810)
Impairment of real estate – rental properties and land	5,741	(1)	2,182	—	263,982	19,844	7,923	186,446
Allocation to unvested restricted stock awards	(2,908)		(1,305)	(3,469)	(2,268)	(838)	(7,657)	(3,050)
Funds from operations attributable to Alexandria’s common stockholders – diluted(2)	400,269		301,616	418,105	360,327	279,397	1,120,015	868,959
Unrealized (gains) losses on non-real estate investments	(2,610)		64,238	(29,158)	(19,479)	77,202	32,470	220,954
Impairment of non-real estate investments	10,338	(3)	12,788	14,698	23,094	28,503	37,824	51,456
Impairment of real estate	—		28,581	—	7,908	805	28,581	2,778
Acceleration of stock compensation expense due to executive officer resignations	—		—	—	18,436	1,859	—	1,859
Allocation to unvested restricted stock awards	(125)		(1,738)	247	(472)	(1,330)	(1,640)	(3,503)
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$407,872		$405,485	$403,892	$389,814	$386,436	$1,217,250	$1,142,503
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Primarily to reduce the carrying amount of one property in Canada that continued to meet the held-for-sale classification to the sales price under negotiation with a potential buyer less costs to sell.
(2)Calculated in accordance with standards established by the Nareit Board of Governors.
(3)Primarily related to two non-real estate investments in privately held entities that do not report NAV.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	12

Funds From Operations and Funds From Operations per Share (continued)
September 30, 2024
(In thousands, except per share amounts)

The following table presents a reconciliation of net income (loss) per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Per share amounts may not add due to rounding.

	Three Months Ended					Nine Months Ended
	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	9/30/24	9/30/23
Net income (loss) per share attributable to Alexandria’s common stockholders – diluted	$0.96	$0.25	$0.97	$(0.54)	$0.13	$2.18	$1.08
Depreciation and amortization of real estate assets	1.51	1.50	1.48	1.48	1.40	4.49	4.19
Gain on sales of real estate	(0.16)	—	—	(0.36)	—	(0.16)	(1.26)
Impairment of real estate – rental properties and land	0.03	0.01	—	1.54	0.12	0.05	1.09
Allocation to unvested restricted stock awards	(0.01)	(0.01)	(0.02)	(0.01)	(0.01)	(0.05)	(0.01)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted	2.33	1.75	2.43	2.11	1.64	6.51	5.09
Unrealized (gains) losses on non-real estate investments	(0.02)	0.37	(0.17)	(0.11)	0.45	0.19	1.29
Impairment of non-real estate investments	0.06	0.08	0.09	0.13	0.17	0.22	0.30
Impairment of real estate	—	0.17	—	0.05	—	0.17	0.02
Acceleration of stock compensation expense due to executive officer resignations	—	—	—	0.11	0.01	—	0.01
Allocation to unvested restricted stock awards	—	(0.01)	—	(0.01)	(0.01)	(0.01)	(0.02)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$2.37	$2.36	$2.35	$2.28	$2.26	$7.08	$6.69

Weighted-average shares of common stock outstanding – diluted	172,058	172,013	171,949	171,096	170,890	172,007	170,846
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
SUPPLEMENTAL
INFORMATION

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	14

Company Profile
September 30, 2024

Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. As the pioneer of the life science real estate niche with our founding in 1994,
Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative mega campuses in AAA life science innovation cluster locations, including
Greater Boston, the San Francisco Bay Area, San Diego, Seattle, Maryland, Research
Triangle, and New York City. As of September 30, 2024, Alexandria has a total market capitalization of $33.1 billion and an asset base in North America that includes 41.8 million
RSF of operating properties, 5.3 million RSF of Class A/A+ properties undergoing construction, and one committed near-term project expected to commence construction in the next two years. Alexandria has a longstanding and proven track record of developing
Class A/A+ properties clustered in mega campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For more information on Alexandria, please visit
www.are.com.
Tenant base
Alexandria is known for our high-quality and diverse tenant base, with 53% of our annual rental revenue being generated from tenants that are investment-grade rated or publicly traded large cap companies. The quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.
Executive and senior management team
Alexandria’s executive and senior management team has unique experience and expertise in creating, owning, and operating highly dynamic and collaborative mega campuses in key life science cluster locations to catalyze innovation. From design to development to the management of our high-quality, sustainable real estate, as well as our ongoing cultivation of collaborative environments with unique amenities and events, the
Alexandria team has a best-in-class reputation of excellence in life science real estate.
Alexandria’s highly experienced management team includes regional market directors with leading reputations and longstanding relationships within the life science communities in their respective innovation clusters. We believe that our experience, expertise, reputation, and key relationships in the real estate and life science industries provide Alexandria significant competitive advantages in attracting new business opportunities.
Alexandria’s executive and senior management team consists of
63 individuals, averaging 24 years of real estate experience, including 13 years with Alexandria. Our executive management team alone averages 19 years with Alexandria.

EXECUTIVE MANAGEMENT TEAM

Joel S. Marcus	Peter M. Moglia
Executive Chairman & Founder	Chief Executive Officer & Chief Investment Officer

Daniel J. Ryan	Hunter L. Kass
Co-President & Regional Market Director – San Diego	Co-President & Regional Market Director – Greater Boston

Marc E. Binda	Vincent R. Ciruzzi
Chief Financial Officer & Treasurer	Chief Development Officer

Lawrence J. Diamond	Joseph Hakman
Co-Chief Operating Officer & Regional Market Director – Maryland	Co-Chief Operating Officer & Chief Strategic Transactions Officer

Hart Cole	Jackie B. Clem
Executive Vice President – Capital Markets/Strategic Operations & Co-Regional Market Director – Seattle	General Counsel & Secretary

Gary D. Dean	Andres R. Gavinet
Executive Vice President – Real Estate Legal Affairs	Chief Accounting Officer

Onn C. Lee	Kristina A. Fukuzaki-Carlson
Executive Vice President – Accounting	Executive Vice President – Business Operations

Madeleine T. Alsbrook
Executive Vice President – Talent Management

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	15

Investor Information
September 30, 2024

Corporate Headquarters	New York Stock Exchange Trading Symbol	Information Requests
26 North Euclid Avenue	Common stock: ARE	Phone:	(626) 578-0777
Pasadena, California 91101		Email:	corporateinformation@are.com
www.are.com		Website:	investor.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company.
Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or our management. Alexandria does not by our reference or distribution of the information below imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

BNP Paribas Exane	Citigroup Global Markets Inc.	Jefferies Research Services, LLC	RBC Capital Markets
Nate Crossett / Monir Koummal	Nicholas Joseph / Michael Griffin	Peter Abramowitz / Katie Elders	Michael Carroll / Aditi Balachandran
(646) 342-1588 / (646) 342-1554	(212) 816-1909 / (212) 816-5871	(212) 336-7241 / (212) 284-2300	(440) 715-2649 / (212) 428-6200

BofA Securities	Citizens JMP Securities, LLC	J.P. Morgan Securities LLC	Robert W. Baird & Co. Incorporated
Jeff Spector / Joshua Dennerlein	Aaron Hecht	Anthony Paolone / Ray Zhong	Wesley Golladay / Nicholas Thillman
(646) 855-1363 / (646) 855-1681	(415) 835-3963	(212) 622-6682 / (212) 622-5411	(216) 737-7510 / (414) 298-5053

BTIG, LLC	Evercore ISI	Mizuho Securities USA LLC	Wedbush Securities
Tom Catherwood / Michael Tompkins	Steve Sakwa / James Kammert	Vikram Malhotra / Georgi Dinkov	Richard Anderson / Jay Kornreich
(212) 738-6140 / (212) 527-3566	(212) 446-9462 / (312) 705-4233	(212) 282-3827 / (617) 352-1721	(212) 931-7001 / (212) 938-9942

CFRA	Green Street
Paige Meyer	Dylan Burzinski
(800) 220-0502	(949) 640-8780

Fixed Income Research Coverage		Rating Agencies
Barclays Capital Inc.	J.P. Morgan Securities LLC	Moody’s Ratings	S&P Global Ratings
Srinjoy Banerjee / Japheth Otieno	Mark Streeter	(212) 553-0376	Alan Zigman
(212) 526-3521 / (212) 526-6961	(212) 834-5086		(416) 507-2556

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	16

Financial and Asset Base Highlights
September 30, 2024
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	9/30/24		6/30/24	3/31/24	12/31/23	9/30/23
Selected financial data from consolidated financial statements and related information
Rental revenues	$579,569		$576,835	$581,400	$561,428	$526,352
Tenant recoveries	$196,175		$178,327	$174,151	$181,209	$181,179
General and administrative expenses	$43,945		$44,629	$47,055	$59,289	$45,987
General and administrative expenses as a percentage of net operating income – trailing 12 months	8.9%		9.2%	9.5%	9.8%	9.3%
Operating margin	71%		72%	72%	71%	70%
Adjusted EBITDA margin	70%		72%	72%	69%	69%
Adjusted EBITDA – quarter annualized	$2,219,632		$2,216,144	$2,206,428	$2,094,988	$1,971,440
Adjusted EBITDA – trailing 12 months	$2,184,298		$2,122,250	$2,064,904	$1,997,518	$1,935,505

Net debt at end of period	$12,191,574		$11,940,144	$11,569,666	$10,731,200	$10,713,620
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	5.5x		5.4x	5.2x	5.1x	5.4x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	5.6x		5.6x	5.6x	5.4x	5.5x

Total debt and preferred stock at end of period	$12,691,601		$12,424,055	$12,217,163	$11,315,642	$11,202,835
Gross assets at end of period	$44,112,770		$43,305,279	$42,915,903	$41,756,421	$41,639,729
Total debt and preferred stock to gross assets at end of period	29%		29%	28%	27%	27%

Fixed-charge coverage ratio – quarter annualized	4.4x		4.5x	4.7x	4.5x	4.8x
Fixed-charge coverage ratio – trailing 12 months	4.5x		4.6x	4.7x	4.7x	4.9x
Unencumbered net operating income as a percentage of total net operating income	99.1%		99.1%	99.3%	99.8%	99.8%

Closing stock price at end of period	$118.75		$116.97	$128.91	$126.77	$100.10
Common shares outstanding (in thousands) at end of period	172,244		172,018	172,008	171,911	170,997
Total equity capitalization at end of period	$20,454,023		$20,120,907	$22,173,547	$21,793,107	$17,116,784
Total market capitalization at end of period	$33,145,624		$32,544,962	$34,390,710	$33,108,749	$28,319,619

Dividend per share – quarter/annualized	$1.30/$5.20		$1.30/$5.20	$1.27/$5.08	$1.27/$5.08	$1.24/$4.96
Dividend payout ratio for the quarter	55%		55%	54%	56%	55%
Dividend yield – annualized	4.4%		4.4%	3.9%	4.0%	5.0%

Amounts related to operating leases:
Operating lease liabilities at end of period	$648,338	(1)	$379,223	$381,578	$382,883	$384,958
Rent expense	$10,180		$9,412	$8,683	$8,964	$8,317

Capitalized interest	$86,496		$81,039	$81,840	$89,115	$96,119
Average real estate basis capitalized during the period	$8,281,318		$7,936,612	$8,163,289	$9,116,700	$9,872,650
Weighted-average interest rate for capitalization of interest during the period	3.98%		3.96%	3.92%	3.92%	3.77%
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Includes a ground lease liability related to an amendment to our existing ground lease agreement at the Alexandria Technology Square® mega campus in our Cambridge submarket, which extended its term by 24 years from
January 1, 2065 to December 31, 2088. The amendment requires that we prepay our entire rent obligation for the extended lease term aggregating $270.0 million in two equal installments in 4Q24 and 1Q25. Upon the execution of the amendment in July 2024, we recognized the present value of our rent obligation aggregating $265.1 million related to the amendment as an operating lease liability.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	17

Financial and Asset Base Highlights (continued)
September 30, 2024
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	9/30/24		6/30/24	3/31/24	12/31/23	9/30/23
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$29,087		$48,338	$48,251	$41,586	$29,805
Amortization of acquired below-market leases	$17,312		$22,515	$30,340	$23,684	$23,222
Amortization of deferred revenue related to tenant-funded and -built landlord improvements	$329		$—	$—	$—	$—
Straight-line rent expense on ground leases	$789		$341	$358	$366	$372
Stock compensation expense	$15,525		$14,507	$17,125	$34,592	$16,288
Amortization of loan fees	$4,222		$4,146	$4,142	$4,059	$4,059
Amortization of debt discounts	$330		$328	$318	$309	$306
Non-revenue-enhancing capital expenditures:
Building improvements	$4,270		$4,210	$4,293	$4,167	$4,510
Tenant improvements and leasing commissions	$55,920	(1)	$15,724	$21,144	$12,155	$7,560
Funds from operations attributable to noncontrolling interests	$78,113		$78,711	$79,535	$75,908	$72,799

Operating statistics and related information (at end of period)
Number of properties – North America	406		408	410	411	419
RSF – North America (including development and redevelopment projects under construction)	46,748,734		47,085,993	47,206,639	47,228,485	47,089,826
Total square feet – North America	73,611,815		74,103,404	74,069,321	73,532,305	75,057,289
Annual rental revenue per occupied RSF – North America	$57.09		$56.87	$56.86	$56.08	$53.34
Occupancy of operating properties – North America	94.7%		94.6%	94.6%	94.6%	93.7%
Occupancy of operating and redevelopment properties – North America	89.7%		89.9%	90.2%	90.2%	89.4%
Weighted-average remaining lease term (in years)	7.5		7.4	7.5	7.4	7.0

Total leasing activity – RSF	1,486,097		1,114,001	1,142,857	889,737	867,582
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate changes	5.1%		7.4%	33.0%	9.2%	28.8%
Rental rate changes (cash basis)	1.5%		3.7%	19.0%	5.5%	19.7%
RSF (included in total leasing activity above)	1,278,857		589,650	994,770	477,142	396,334

Top 20 tenants:
Annual rental revenue	$796,898		$805,751	$802,605	$769,066	$655,990
Annual rental revenue from investment-grade or publicly traded large cap tenants	92%		92%	92%	92%	91%
Weighted-average remaining lease term (in years)	9.5		9.4	9.7	9.6	8.9

Same property – percentage change over comparable quarter from prior year:
Net operating income changes	1.5%		1.5%	1.0%	0.7%	3.1%
Net operating income changes (cash basis)	6.5%		3.9%	4.2%	0.8%	4.6%

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Includes tenant improvements and leasing commissions related to a 10.5-year extension of a recently acquired lease aggregating 85,019 RSF in our Fenway submarket to an investment-grade rated academic institution. Excluding this extension, tenant improvements and leasing commissions for the three months ended September 30, 2024 aggregated $39.6 million, which approximates our trailing five-year quarterly average of $38.2 million. Refer to
“Leasing Activity” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	18

High-Quality and Diverse Client Base
September 30, 2024

Stable Cash Flows From Our High-Quality and Diverse Mix of Approximately 800 Tenants

Investment-Grade or Publicly Traded Large Cap Tenants
92%

of ARE’s Top 20 Tenant Annual Rental Revenue

53%

Percentage of ARE’s Annual Rental Revenue	of ARE’s Annual Rental Revenue

Life Science
Product,
Service, and
Device
Multinational
Pharmaceutical
Public
Biotechnology –
Approved or
Marketed
Product
Public
Biotechnology –
Preclinical or
Clinical Stage
Private
Biotechnology
Other(1)
Other Investment-Grade
or Large Cap Tech
Biomedical and
Government
Institutions
As of September 30, 2024. Annual rental revenue represents amounts in effect as of September 30, 2024. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details, including our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures.
(1)Represents the percentage of our annual rental revenue generated by technology, professional services, finance, telecommunications, and construction/real estate companies, as well as retail-related tenants, which generate less than
1.0% of our annual rental revenue.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	19

High-Quality and Diverse Client Base (continued)
September 30, 2024

Long-Duration and Stable Cash Flows From
High-Quality and Diverse Tenants

Sustained Strength in Tenant Collections(1)

99.9%	99.6%

3Q24	October 2024

Long-Duration Lease Terms

9.5 Years	7.5 Years

Top 20 Tenants	All Tenants

Weighted-Average Remaining Term(2)
(1)Represents the portion of total receivables billed for each period collected as of October 21, 2024.
(2)Based on annual rental revenue in effect as of September 30, 2024.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	20

Occupancy
September 30, 2024

Solid Historical Occupancy of 96% Over Past 10 Years(1) From
Historically Strong Demand for Our Class A/A+ Properties in AAA Locations

Mega Campuses	Occupancy Across Key Locations

Percentage of ARE’s Annual Rental Revenue

(2)
76%
Mega
Campuses
24%
Non-Mega
Campuses
As of September 30, 2024. Annual rental revenue represents amounts in effect as of September 30, 2024. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents average occupancy of operating properties as of each December 31 from 2015 through 2023 and as of September 30, 2024.
(2)Refer to footnote 1 under “Summary of occupancy” in “Summary of properties and occupancy” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	21

Key Operating Metrics
September 30, 2024

Same Property Net Operating Income Growth		Rental Rate Growth: Renewed/Re-Leased Space

Margins(1)		Favorable Lease Structure(2)

Operating	Adjusted EBITDA	Strategic Lease Structure by Owner and Operator of Collaborative Mega Campuses
71%	70%	Increasing cash flows
		Percentage of leases containing annual rent escalations	96%
		Stable cash flows
Weighted-Average Lease Term of Executed Leases(3)		Percentage of triple net leases	93%

8.8 Years		Lower capex burden
		Percentage of leases providing for the recapture of capital expenditures	92%

Refer to “Same property performance” and “Definitions and reconciliations” in the Supplemental Information for additional details. “Definitions and reconciliations” contains the definition of “Net operating income” and its reconciliation from the most directly comparable financial measure presented in accordance with GAAP.
(1)For the three months ended September 30, 2024.
(2)Percentages calculated based on our annual rental revenue in effect as of September 30, 2024.
(3)Represents the weighted-average lease term of executed leases based on annual rental revenue for the 10-year period from December 31, 2015 through September 30, 2024.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	22

Same Property Performance
September 30, 2024
(Dollars in thousands)

	September 30, 2024			September 30, 2024
Same Property Financial Data	Three Months Ended	Nine Months Ended	Same Property Statistical Data	Three Months Ended	Nine Months Ended
Percentage change over comparable period from prior year:			Number of same properties	344	339
Net operating income changes	1.5%	1.6%	Rentable square feet	34,652,674	33,720,609
Net operating income changes (cash basis)	6.5%	4.6%	Occupancy – current-period average	94.8%	94.4%
Operating margin	68%	69%	Occupancy – same-period prior-year average	94.1%	94.3%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Income from rentals:
Same properties	$452,417	$439,541	$12,876	2.9%	$1,342,463	$1,307,866	$34,597	2.6%
Non-same properties	127,152	86,811	40,341	46.5	395,341	274,677	120,664	43.9
Rental revenues	579,569	526,352	53,217	10.1	1,737,804	1,582,543	155,261	9.8

Same properties	168,923	165,226	3,697	2.2	473,061	461,555	11,506	2.5
Non-same properties	27,252	15,953	11,299	70.8	75,592	55,721	19,871	35.7
Tenant recoveries	196,175	181,179	14,996	8.3	548,653	517,276	31,377	6.1

Income from rentals	775,744	707,531	68,213	9.6	2,286,457	2,099,819	186,638	8.9

Same properties	386	619	(233)	(37.6)	1,102	1,356	(254)	(18.7)
Non-same properties	15,477	5,638	9,839	174.5	39,890	27,308	12,582	46.1
Other income	15,863	6,257	9,606	153.5	40,992	28,664	12,328	43.0

Same properties	621,726	605,386	16,340	2.7	1,816,626	1,770,777	45,849	2.6
Non-same properties	169,881	108,402	61,479	56.7	510,823	357,706	153,117	42.8
Total revenues	791,607	713,788	77,819	10.9	2,327,449	2,128,483	198,966	9.3

Same properties	199,369	189,368	10,001	5.3	559,427	532,942	26,485	5.0
Non-same properties	33,896	28,319	5,577	19.7	109,406	103,512	5,894	5.7
Rental operations	233,265	217,687	15,578	7.2	668,833	636,454	32,379	5.1

Same properties	422,357	416,018	6,339	1.5	1,257,199	1,237,835	19,364	1.6
Non-same properties	135,985	80,083	55,902	69.8	401,417	254,194	147,223	57.9
Net operating income	$558,342	$496,101	$62,241	12.5%	$1,658,616	$1,492,029	$166,587	11.2%

Net operating income – same properties	$422,357	$416,018	$6,339	1.5%	$1,257,199	$1,237,835	$19,364	1.6%
Straight-line rent revenue	(4,974)	(23,981)	19,007	(79.3)	(37,251)	(73,626)	36,375	(49.4)
Amortization of acquired below-market leases	(14,582)	(13,792)	(790)	5.7	(44,993)	(40,410)	(4,583)	11.3
Net operating income – same properties (cash basis)	$402,801	$378,245	$24,556	6.5%	$1,174,955	$1,123,799	$51,156	4.6%

Refer to “Same property comparisons” under “Definitions and reconciliations” in the Supplemental Information for additional details, including a reconciliation of same properties to total properties. “Definitions and reconciliations” also contains definitions of “Tenant recoveries” and “Net operating income” and their respective reconciliations from the most directly comparable financial measures presented in accordance with GAAP.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	23

Leasing Activity
September 30, 2024
(Dollars per RSF)

	Three Months Ended				Nine Months Ended			Year Ended
	September 30, 2024				September 30, 2024			December 31, 2023
	Including Straight-Line Rent		Cash Basis		Including Straight-Line Rent		Cash Basis	Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	5.1%	(2)	1.5%	(2)	16.4%		8.9%	29.4%	15.8%
New rates	$56.60		$55.77		$63.43		$62.39	$52.35	$50.82
Expiring rates	$53.86		$54.95		$54.47		$57.28	$40.46	$43.87
RSF	1,278,857				2,863,277			3,046,386
Tenant improvements/leasing commissions	$43.73	(3)			$33.92	(3)		$26.09
Weighted-average lease term	9.7 years				8.7 years			8.7 years

Developed/redeveloped/previously vacant space leased(4)
New rates	$52.66		$52.18		$64.59		$62.90	$65.66	$59.74
RSF	207,240				879,678	(5)		1,259,686
Weighted-average lease term	10.6 years				8.1 years			13.8 years

Leasing activity summary (totals):
New rates	$56.05		$55.27		$63.69		$62.50	$56.09	$53.33
RSF	1,486,097				3,742,955			4,306,072
Weighted-average lease term	9.8 years				8.6 years			11.3 years

Lease expirations(1)
Expiring rates	$51.62		$53.17		$52.01		$54.40	$43.84	$45.20
RSF	1,500,213				3,801,559			5,027,773
Leasing activity includes 100% of results for properties in North America in which we have an investment.
(1)Excludes month-to-month leases aggregating 355,698 RSF and 86,092 RSF as of September 30, 2024 and December 31, 2023, respectively. Month-to-month leases aggregating 355,698 RSF as of September 30, 2024 include 226,144 RSF in our University Town Center submarket primarily related to space being temporarily held over by an expiring tenant at buildings that are targeted for the future development of laboratory space, subject to market conditions and leasing. During the trailing twelve months ended September 30, 2024, we granted free rent concessions averaging 0.7 months per annum.
(2)Includes a five-year lease extension to an investment-grade rated technology tenant aggregating 357,136 RSF of recently acquired tech R&D space in our Texas market that was renewed with rental rate changes of
(33.6)% and (4.8)% (cash basis). These spaces were originally targeted for a future change in use at acquisition, but we instead renewed them with a lower capital investment while we continue to evaluate options to convert these spaces in the future, subject to market conditions. Excluding this lease, rental rate changes for renewed/re-leased space for 3Q24 were 13.0% and 2.3% (cash basis). Rental rate changes may experience volatility from quarter to quarter based on the volume and mix of leases executed. Refer to “Guidance” in the Earnings Press Release for rental rate changes expected from leases executed for the year ending December
31, 2024.
(3)Includes tenant improvements and leasing commissions related to a 10.5-year extension of a recently acquired lease aggregating 85,019 RSF in our Fenway submarket to an investment-grade rated academic institution.
Excluding this lease, tenant improvements and leasing commissions per RSF for the three and nine months ended September 30, 2024 were $33.16 and $28.85, respectively, which are consistent with the five-year quarterly average of $32.17 per RSF.
(4)Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” in the Supplemental Information for additional details, including total project costs.
(5)Includes the five-year extension of 171,102 RSF at our 4155 Campus Point Court property in San Diego, a fully leased development project expected to deliver in 4Q24.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	24

Contractual Lease Expirations
September 30, 2024

Year	RSF	Percentage of Occupied RSF	Annual Rental Revenue (per RSF)(1)	Percentage of Annual Rental Revenue
2024 (2)	518,665	1.4%	$69.19	1.7%
2025	3,785,573	10.0%	$49.64	8.8%
2026	2,714,170	7.1%	$53.21	6.7%
2027	3,242,737	8.5%	$51.87	7.9%
2028	4,332,150	11.4%	$51.78	10.5%
2029	2,437,921	6.4%	$51.25	5.8%
2030	3,135,445	8.3%	$43.25	6.3%
2031	3,425,338	9.0%	$55.11	8.8%
2032	1,093,311	2.9%	$59.53	3.0%
2033	2,772,455	7.3%	$50.81	6.6%
Thereafter	10,541,840	27.7%	$68.66	33.9%

Market	2024 Contractual Lease Expirations (in RSF)							Annual Rental Revenue (per RSF)(1)	2025 Contractual Lease Expirations (in RSF)							Annual Rental Revenue (per RSF)(1)
	Leased	Negotiating/ Anticipating	Targeted for Future Development/Redevelopment(3)		Remaining Expiring Leases		Total(2)		Leased	Negotiating/ Anticipating	Targeted for Future Development/ Redevelopment(3)		Remaining Expiring Leases(4)		Total
			Committed Near-Term/ Priority Anticipated	Future
Greater Boston	73,614	21,621	—	104,500	80,788	(5)	280,523	$86.07	172,446	145,715	25,312		659,355	(5)	1,002,828	$76.13
San Francisco Bay Area	12,847	13,943	107,250	—	14,682		148,722	49.58	72,162	247,827	—		547,092		867,081	51.33
San Diego	27,119	—	—	—	17,408		44,527	55.30	83,546	—	269,048		260,627		613,221	22.98
Seattle	—	—	—	—	3,652		3,652	N/A	—	—	—		196,419		196,419	25.10
Maryland	—	—	—	—	182		182	N/A	35,055	6,926	—		151,958		193,939	27.51
Research Triangle	10,478	—	—	—	8,202		18,680	28.31	—	—	—		306,916		306,916	51.16
New York City	—	—	—	—	9,058		9,058	109.57	—	13,273	—		54,966		68,239	105.86
Texas	—	—	—	—	—		—	—	—	—	198,972		247,246		446,218	40.09
Canada	13,321	—	—	—	—		13,321	26.54	—	—	—		88,412		88,412	20.28
Non-cluster/other markets	—	—	—	—	—		—	—	—	—	—		2,300		2,300	40.17
Total	137,379	35,564	107,250	104,500	133,972		518,665	$69.19	363,209	413,741	493,332	(3)	2,515,291		3,785,573	$49.64
Percentage of expiring leases	26%	7%	21%	20%	26%		100%		10%	11%	13%		66%		100%

Contractual lease expirations at properties classified as held for sale as of September 30, 2024 are excluded from the information on this page.
(1)Represents amounts in effect as of September 30, 2024.
(2)Excludes month-to-month leases aggregating 355,698 RSF as of September 30, 2024. Refer to “Leasing Activity” in the Supplemental Information for additional details.
(3)Primarily represents assets that were recently acquired for future development and redevelopment opportunities, for which we expect, subject to market conditions and leasing, to commence first-time conversion from non-laboratory space to laboratory space, or to commence future ground-up development. As of September 30, 2024, annual rental revenue from these leases expiring in 2024, including 226,144 RSF of month-to-month leases in our University Town Center submarket primarily related to space being temporarily held over by an expiring tenant, and 2025 is $20.9 million and $17.5 million, respectively. The weighted-average expiration date of these leases expiring in 2024 and 2025 is
October 20, 2024 and January 10, 2025, respectively. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(4)Includes 768,080 RSF in four submarkets with a weighted-average expiration date of January 21, 2025 and annual rental revenue aggregating approximately $47 million, with our share of this annual rental revenue aggregating
$35 million, comprising the following: (i) existing laboratory spaces for which we are evaluating options to re-lease or reposition from single tenancy to multi-tenancy that will remain in our same property pool at Alexandria Technology
Square® in our Cambridge submarket for 182,054 RSF and at 409 Illinois Street, where we have an ownership interest of 25.0%, in our Mission Bay submarket for 234,249 RSF (we are in early discussions with a tenant to lease approximately 50% of this space); and (ii) non-laboratory space for which we are evaluating options to re-lease generally in their current condition, reposition, or, subject to market conditions, may undergo a conversion through redevelopment in our Austin submarket for 247,246 RSF and in our Research Triangle market for 104,531 RSF. Should we commence redevelopment efforts, these properties would be placed into our active pipeline and removed from our same property pool; otherwise, they would remain in our same property pool. We expect downtime on the 768,080 RSF to range from 12 to 24 months on a weighted-average basis.
(5)Includes 41,908 RSF and 210,868 RSF expiring in 2024 and 2025, respectively, related to properties that are under executed letters of intent and/or purchase and sale agreements to sell. Approximately 95% of the 2025 remaining expiring leases in Greater Boston are located in our Cambridge/Inner Suburbs submarket. Refer to footnote 4 for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	25

Top 20 Tenants
September 30, 2024
(Dollars in thousands, except average market cap amounts)

92% of Top 20 Tenant Annual Rental Revenue Is From Investment-Grade
or Publicly Traded Large Cap Tenants(1)

	Tenant	Remaining Lease Term(1) (in years)		Aggregate RSF	Annual Rental Revenue(1)	Percentage of Annual Rental Revenue(1)	Investment-Grade Credit Ratings		Average Market Cap (in billions)

							Moody’s	S&P
1	Moderna, Inc.	12.6		1,385,678	$127,387	5.8%	—	—	$38.6
2	Eli Lilly and Company	8.2		1,166,754	94,814	4.3	A1	A+	$712.4
3	Bristol-Myers Squibb Company	6.4		999,379	76,363	3.5	A2	A	$99.1
4	Takeda Pharmaceutical Company Limited	10.7		549,759	47,899	2.2	Baa1	BBB+	$44.5
5	Roche	6.7		770,279	47,104	2.2	Aa2	AA	$227.8
6	Illumina, Inc.	7.4		857,967	35,362	1.6	Baa3	BBB	$19.7
7	Alphabet Inc.	3.1		625,015	34,899	1.6	Aa2	AA+	$1,916.3
8	2seventy bio, Inc.(2)	8.9		312,805	33,543	1.5	—	—	$0.2
9	Novartis AG	3.8		450,664	30,969	1.4	Aa3	AA-	$231.8
10	United States Government	5.9		429,359	28,593	1.3	Aaa	AA+	$—
11	Cloud Software Group, Inc.	2.4	(3)	292,013	28,537	1.3	—	—	$—
12	Uber Technologies, Inc.	58.0	(4)	1,009,188	27,776	1.3	Baa2	BBB-	$137.1
13	AstraZeneca PLC	5.1		450,848	27,156	1.2	A2	A+	$222.8
14	Harvard University	7.2		343,858	27,084	1.2	Aaa	AAA	$—
15	The Regents of the University of California	6.6		372,647	23,670	1.1	Aa2	AA	$—
16	Sanofi	6.3		267,278	21,444	1.0	A1	AA	$126.6
17	Merck & Co., Inc.	8.8		337,703	21,401	1.0	A1	A+	$300.8
18	Amgen Inc.	8.3		428,227	21,314	1.0	Baa1	BBB+	$159.2
19	New York University	7.4		218,983	21,056	1.0	Aa2	AA-	$—
20	Massachusetts Institute of Technology	4.7		246,725	20,527	0.9	Aaa	AAA	$—
	Total/weighted-average	9.5	(4)	11,515,129	$796,898	36.4%
Annual rental revenue and RSF include 100% of each property managed by us in North America. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” under “Definitions and reconciliations” in the
Supplemental Information for additional details, including our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures and average market capitalization, respectively.
(1)Based on annual rental revenue in effect as of September 30, 2024.
(2)As of June 30, 2024, 2seventy bio, Inc. held $201.9 million of cash, cash equivalents, and marketable securities. In March 2024, Regeneron Pharmaceuticals, Inc., a publicly traded biotechnology company with investment-grade credit ratings of Baa1 and BBB+ assigned by Moody’s and S&P, respectively, entered into a sublease for approximately 195,000 RSF, or 62.8% of our annual rental revenue generated from 2seventy bio as of September 30, 2024. Additionally,
90.2% of the annual rental revenue generated by 2seventy bio is guaranteed by another related public biotechnology company.
(3)Consists of one lease at a property acquired in 2022 with future development and redevelopment opportunities. This lease with Cloud Software Group, Inc. (formerly known as TIBCO Software, Inc.) was in place when we acquired the property.
(4)Includes (i) ground leases for land at 1455 and 1515 Third Street (two buildings aggregating 422,980 RSF) and (ii) leases at 1655 and 1725 Third Street (two buildings aggregating 586,208 RSF) in our Mission Bay submarket owned by our unconsolidated real estate joint venture in which we have an ownership interest of 10%. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue from our unconsolidated real estate joint ventures. Excluding these ground leases, the weighted-average remaining lease term for our top 20 tenants was 7.8 years as of September 30, 2024.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	26

Summary of Properties and Occupancy
September 30, 2024
(Dollars in thousands, except per RSF amounts)

Summary of properties

Market	RSF						Number of Properties	Annual Rental Revenue
	Operating	Development	Redevelopment		Total	% of Total		Total	% of Total	Per RSF
Greater Boston	10,352,695	764,036	1,762,974	(1)	12,879,705	28%	72	$833,562	38%	$85.09
San Francisco Bay Area	7,784,590	498,142	259,689		8,542,421	18	65	432,102	20	63.54
San Diego	7,673,315	1,186,104	—		8,859,419	19	87	330,596	15	44.90
Seattle	3,108,593	227,577	34,306		3,370,476	7	45	137,044	6	47.78
Maryland	3,819,512	29,890	—		3,849,402	8	50	145,847	7	40.12
Research Triangle	3,770,927	—	—		3,770,927	8	38	116,318	5	31.64
New York City	921,686	—	—		921,686	2	4	72,439	3	92.37
Texas	1,845,159	—	73,298		1,918,457	4	15	54,958	3	31.19
Canada	887,737	—	139,311		1,027,048	2	11	19,790	1	23.33
Non-cluster/other markets	347,806	—	—		347,806	1	10	14,623	1	57.76
Properties held for sale	1,261,387	—	—		1,261,387	3	9	26,796	1	N/A
North America	41,773,407	2,705,749	2,269,578		46,748,734	100%	406	$2,184,075	100%	$57.09
		4,975,327
(1)Primarily includes our active redevelopment projects aggregating 735,744 RSF at 40, 50, and 60 Sylvan Road and 840 Winter Street located on the Alexandria Center® for Life Science – Waltham mega campus. This mega campus project is expected to capture demand in our Route 128 submarket.
Summary of occupancy

	Operating Properties				Operating and Redevelopment Properties
Market	9/30/24		6/30/24	9/30/23	9/30/24	6/30/24	9/30/23
Greater Boston	94.6%		94.2%	93.2%	80.9%	81.7%	83.3%
San Francisco Bay Area	94.1		94.0	95.3	91.1	90.7	91.9
San Diego	96.0		95.1	90.9	96.0	95.1	90.9
Seattle	92.3	(1)	94.7	95.1	91.3	93.7	90.3
Maryland	96.2		96.5	96.6	96.2	96.5	96.6
Research Triangle	97.5		97.4	96.9	97.5	97.4	96.9
New York City	85.1	(2)	85.1	89.4	85.1	85.1	89.4
Texas	95.5		95.5	95.1	91.8	91.8	91.5
Subtotal	94.9		94.7	93.9	90.0	90.2	89.9
Canada	95.5		94.9	88.9	82.6	82.5	75.7
Non-cluster/other markets	72.8		75.6	80.5	72.8	75.6	80.5
North America	94.7%		94.6%	93.7%	89.7%	89.9%	89.4%

(1)Decline in occupancy relates to the expiration of an acquired non-laboratory lease aggregating 87,273 RSF at one property in our Bothell submarket that is expected to be converted to laboratory space subject to market conditions and leasing.
(2)The Alexandria Center® for Life Science – New York City mega campus is 95.3% occupied as of September 30, 2024. Occupancy percentage in our New York City market reflects vacancy at the Alexandria Center®
for Life Science – Long Island City property, which was 42.8% occupied as of September 30, 2024.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	27

Property Listing
September 30, 2024
(Dollars in thousands)

Mega Campuses Encompass 76% of Our Annual Rental Revenue

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Greater Boston
Cambridge/Inner Suburbs
Mega Campus: Alexandria Center® at Kendall Square	2,856,043	—	—	2,856,043	11	$275,724	97.5%	97.5%
50(1), 60(1), 75/125(1), 100(1), and 225(1) Binney Street, 140 and 215 First Street, 150 Second Street, 300 Third Street(1), 11 Hurley Street, and 100 Edwin H. Land Boulevard
Mega Campus: Alexandria Center® at One Kendall Square	1,281,583	—	104,956	1,386,539	12	144,595	93.7	86.6
One Kendall Square (Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, and 2000), 325 and 399 Binney Street, and One Hampshire Street
Mega Campus: Alexandria Technology Square®	1,185,286	—	—	1,185,286	7	114,942	100.0	100.0
100, 200, 300, 400, 500, 600, and 700 Technology Square
Mega Campus: The Arsenal on the Charles	702,745	109,481	308,446	1,120,672	13	53,481	99.3	69.0
311, 321, and 343 Arsenal Street, 300, 400, and 500 North Beacon Street, 1, 2, 3, and 4 Kingsbury Avenue, and 100, 200, and 400 Talcott Avenue
Mega Campus: 480 Arsenal Way, 446, 458, 500, and 550 Arsenal Street, and 99 Coolidge Avenue(1)	633,056	204,395	—	837,451	6	39,618	100.0	100.0
Cambridge/Inner Suburbs	6,658,713	313,876	413,402	7,385,991	49	628,360	97.7	91.9
Fenway
Mega Campus: Alexandria Center® for Life Science – Fenway	1,218,257	450,160	159,959	1,828,376	3	90,984	89.3	78.9
401 and 421(1) Park Drive and 201 Brookline Avenue(1)
Seaport Innovation District
5 and 15(1) Necco Street	441,396	—	—	441,396	2	40,401	75.7	75.7
Seaport Innovation District	441,396	—	—	441,396	2	40,401	75.7	75.7
Route 128
Mega Campus: Alexandria Center® for Life Science – Waltham	326,110	—	735,744	1,061,854	5	23,198	100.0	30.7
40, 50, and 60 Sylvan Road, 35 Gatehouse Drive, and 840 Winter Street
Mega Campus: One Moderna Way	722,130	—	—	722,130	4	31,422	100.0	100.0
19, 225, and 235 Presidential Way	585,226	—	—	585,226	3	14,381	100.0	100.0
Route 128	1,633,466	—	735,744	2,369,210	12	69,001	100.0	68.9
Other	400,863	—	453,869	854,732	6	4,816	59.7	28.0
Greater Boston	10,352,695	764,036	1,762,974	12,879,705	72	$833,562	94.6%	80.9%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	28

Property Listing (continued)
September 30, 2024
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Francisco Bay Area
Mission Bay
Mega Campus: Alexandria Center® for Science and Technology – Mission Bay(1)	2,005,369	212,796	—	2,218,165	10	$74,676	95.1%	95.1%
1455(2), 1515(2), 1655, and 1725 Third Street, 409 and 499 Illinois Street, 1450, 1500, and 1700 Owens Street, and 455 Mission Bay Boulevard South
Mission Bay	2,005,369	212,796	—	2,218,165	10	74,676	95.1	95.1
South San Francisco
Mega Campus: Alexandria Technology Center® – Gateway(1)	1,409,825	—	259,689	1,669,514	12	76,150	82.9	70.0
600(2), 601, 611, 630(2), 650(2), 651, 681, 685, 701, 751, 901(2), and 951(2) Gateway Boulevard
Mega Campus: Alexandria Center® for Advanced Technologies – South San Francisco	919,703	—	—	919,703	5	57,788	100.0	100.0
213(1), 249, 259, 269, and 279 East Grand Avenue
Alexandria Center® for Life Science – South San Francisco	504,053	—	—	504,053	3	32,767	93.9	93.9
201 Haskins Way and 400 and 450 East Jamie Court
Mega Campus: Alexandria Center® for Advanced Technologies – Tanforan	445,232	—	—	445,232	2	4,020	100.0	100.0
1122 and 1150 El Camino Real
Alexandria Center® for Life Science – Millbrae(1)	—	285,346	—	285,346	1	—	N/A	N/A
230 Harriet Tubman Way
500 Forbes Boulevard(1)	155,685	—	—	155,685	1	10,680	100.0	100.0
South San Francisco	3,434,498	285,346	259,689	3,979,533	24	181,405	92.1	85.6
Greater Stanford
Mega Campus: Alexandria Center® for Life Science – San Carlos	739,157	—	—	739,157	9	49,891	97.4	97.4
825, 835, 960, and 1501-1599 Industrial Road
Alexandria Stanford Life Science District	703,843	—	—	703,843	9	66,558	98.6	98.6
3160, 3165, 3170, and 3181 Porter Drive and 3301, 3303, 3305, 3307, and 3330 Hillview Avenue
3412, 3420, 3440, 3450, and 3460 Hillview Avenue	340,103	—	—	340,103	5	23,603	82.9	82.9
3875 Fabian Way	228,000	—	—	228,000	1	9,402	100.0	100.0
2475 and 2625/2627/2631 Hanover Street and 1450 Page Mill Road	193,688	—	—	193,688	3	16,994	100.0	100.0
2100, 2200, and 2400 Geng Road	78,501	—	—	78,501	3	4,803	100.0	100.0
3350 West Bayshore Road	61,431	—	—	61,431	1	4,770	100.0	100.0
Greater Stanford	2,344,723	—	—	2,344,723	31	176,021	96.3	96.3
San Francisco Bay Area	7,784,590	498,142	259,689	8,542,421	65	$432,102	94.1%	91.1%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	29

Property Listing (continued)
September 30, 2024
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Diego
Torrey Pines
Mega Campus: One Alexandria Square	748,674	334,996	—	1,083,670	10	$43,059	98.8%	98.8%
3115 and 3215(1) Merryfield Row, 3010, 3013, and 3033 Science Park Road, 10935, 10945, and 10955 Alexandria Way, 10975 North Torrey Pines Road, and 10996 Torreyana Road, and 3545 Cray Court
ARE Torrey Ridge	297,784	—	—	297,784	3	13,661	85.9	85.9
10578, 10618, and 10628 Science Center Drive
ARE Nautilus	218,459	—	—	218,459	4	12,743	86.3	86.3
3530 and 3550 John Hopkins Court and 3535 and 3565 General Atomics Court
Torrey Pines	1,264,917	334,996	—	1,599,913	17	69,463	93.6	93.6
University Town Center
Mega Campus: Campus Point by Alexandria(1)	1,666,590	598,029	—	2,264,619	13	80,167	99.0	99.0
9880(2), 10010(2), 10140(2), 10210, 10260, 10290, and 10300 Campus Point Drive and 4135, 4155, 4161, 4224, 4242, and 4275(2) Campus Point Court
Mega Campus: 5200 Illumina Way(1)	792,687	—	—	792,687	6	29,978	100.0	100.0
ARE Esplanade	243,084	—	—	243,084	4	11,976	74.6	74.6
4755, 4757, and 4767 Nexus Center Drive and 4796 Executive Drive
9625 Towne Centre Drive(1)	163,648	—	—	163,648	1	6,520	100.0	100.0
Costa Verde by Alexandria	8,730	—	—	8,730	2	941	100.0	100.0
8505 Costa Verde Boulevard and 4260 Nobel Drive
University Town Center	2,874,739	598,029	—	3,472,768	26	129,582	97.3	97.3
Sorrento Mesa
Mega Campus: SD Tech by Alexandria(1)	981,195	253,079	—	1,234,274	14	41,534	94.3	94.3
9605, 9645, 9675, 9725, 9735, 9808, 9855, and 9868 Scranton Road, 5505 Morehouse Drive(2), and 10055, 10065, 10075, 10121(2), and 10151(2) Barnes Canyon Road
Mega Campus: Sequence District by Alexandria	801,575	—	—	801,575	7	28,766	100.0	100.0
6260, 6290, 6310, 6340, 6350, 6420, and 6450 Sequence Drive
Pacific Technology Park(1)	544,352	—	—	544,352	5	8,936	89.1	89.1
9389, 9393, 9401, 9455, and 9477 Waples Street
Summers Ridge Science Park(1)	316,531	—	—	316,531	4	11,521	100.0	100.0
9965, 9975, 9985, and 9995 Summers Ridge Road
Scripps Science Park by Alexandria	144,113	—	—	144,113	1	11,379	100.0	100.0
10102 Hoyt Park Drive
ARE Portola	101,857	—	—	101,857	3	4,022	100.0	100.0
6175, 6225, and 6275 Nancy Ridge Drive
5810/5820 Nancy Ridge Drive	83,354	—	—	83,354	1	4,581	100.0	100.0
9877 Waples Street	63,774	—	—	63,774	1	2,680	100.0	100.0
5871 Oberlin Drive	33,842	—	—	33,842	1	1,909	100.0	100.0
Sorrento Mesa	3,070,593	253,079	—	3,323,672	37	$115,328	96.2%	96.2%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	30

Property Listing (continued)
September 30, 2024
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Diego (continued)
Sorrento Valley
3911, 3931, and 3985 Sorrento Valley Boulevard	108,812	—	—	108,812	3	$3,834	68.5%	68.5%
11045 and 11055 Roselle Street	43,233	—	—	43,233	2	2,191	100.0	100.0
Sorrento Valley	152,045	—	—	152,045	5	6,025	77.4	77.4
Other	311,021	—	—	311,021	2	10,198	100.0	100.0
San Diego	7,673,315	1,186,104	—	8,859,419	87	330,596	96.0	96.0

Seattle
Lake Union
Mega Campus: Alexandria Center® for Life Science – Eastlake	1,153,742	—	—	1,153,742	9	81,380	95.2	95.2
1150, 1201(1), 1208(1), 1551, 1600, and 1616 Eastlake Avenue East, 188 and 199(1) East Blaine Street, and 1600 Fairview Avenue East
Mega Campus: Alexandria Center® for Life Science – South Lake Union	290,754	227,577	—	518,331	2	17,501	100.0	100.0
400(1) and 701 Dexter Avenue North
219 Terry Avenue North	31,797	—	—	31,797	1	1,311	56.9	56.9
Lake Union	1,476,293	227,577	—	1,703,870	12	100,192	95.3	95.3
SoDo
830 4th Avenue South	45,615	—	—	45,615	1	676	29.8	29.8
Elliott Bay
410 West Harrison Street and 410 Elliott Avenue West	20,101	—	—	20,101	2	672	100.0	100.0
Bothell
Mega Campus: Alexandria Center® for Advanced Technologies – Canyon Park	1,061,778	—	—	1,061,778	22	22,235	87.9	87.9

22121 and 22125 17th Avenue Southeast, 22021, 22025, 22026, 22030,
22118, and 22122 20th Avenue Southeast, 22333, 22422, 22515, 22522,
22722, and 22745 29th Drive Southeast, 21540, 22213 and 22309 30th
Drive Southeast, and 1629, 1631, 1725, 1916, and 1930 220th Street
Southeast

Alexandria Center® for Advanced Technologies – Monte Villa Parkway	429,143	—	34,306	463,449	6	12,420	97.5	90.3
3301, 3303, 3305, 3307, 3555, and 3755 Monte Villa Parkway
Bothell	1,490,921	—	34,306	1,525,227	28	34,655	90.7	88.6
Other	75,663	—	—	75,663	2	849	100.0	100.0
Seattle	3,108,593	227,577	34,306	3,370,476	45	$137,044	92.3%	91.3%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	31

Property Listing (continued)
September 30, 2024
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Maryland
Rockville
Mega Campus: Alexandria Center® for Life Science – Shady Grove	1,662,460	29,890	—	1,692,350	20	$80,356	99.3%	99.3%
9601, 9603, 9605, 9704, 9708, 9712, 9714, 9800, 9804, 9808, 9900, and 9950 Medical Center Drive, 14920 and 15010 Broschart Road, 9920 Belward Campus Drive, and 9810 and 9820 Darnestown Road
1330 Piccard Drive	131,508	—	—	131,508	1	4,210	100.0	100.0
1405 and 1450(1) Research Boulevard	114,849	—	—	114,849	2	3,029	73.3	73.3
1500 and 1550 East Gude Drive	91,359	—	—	91,359	2	1,844	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	3,073	100.0	100.0
5 Research Court	51,520	—	—	51,520	1	1,779	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,598	100.0	100.0
Rockville	2,164,733	29,890	—	2,194,623	28	95,889	98.0	98.0
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	619,061	—	—	619,061	9	19,486	93.1	93.1
9, 25, 35, 45, 50, and 55 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	486,301	—	—	486,301	7	18,788	100.0	100.0
700, 704, and 708 Quince Orchard Road and 19, 20, 21, and 22 Firstfield Road
20400 Century Boulevard	81,006	—	—	81,006	1	3,016	100.0	100.0
401 Professional Drive	63,154	—	—	63,154	1	1,930	90.1	90.1
950 Wind River Lane	50,000	—	—	50,000	1	1,234	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,207	100.0	100.0
Gaithersburg	1,327,472	—	—	1,327,472	20	45,661	96.3	96.3
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	2,974	97.7	97.7
101 West Dickman Street(1)	135,423	—	—	135,423	1	1,323	64.4	64.4
Beltsville	327,307	—	—	327,307	2	4,297	83.9	83.9
Maryland	3,819,512	29,890	—	3,849,402	50	145,847	96.2	96.2

Research Triangle
Research Triangle
Mega Campus: Alexandria Center® for Life Science – Durham	2,152,397	—	—	2,152,397	15	53,168	97.5	97.5
6, 8, 10, 12, 14, 40, 42, and 65 Moore Drive, 21, 25, 27, 29, and 31 Alexandria Way, 2400 Ellis Road, and 14 TW Alexander Drive
Mega Campus: Alexandria Center® for Advanced Technologies and AgTech – Research Triangle	687,467	—	—	687,467	6	32,633	99.1	99.1
6, 8, 10, and 12 Davis Drive and 5 and 9 Laboratory Drive
Mega Campus: Alexandria Center® for Sustainable Technologies	364,493	—	—	364,493	7	$12,117	93.0%	93.0%
104, 108, 110, 112, and 114 TW Alexander Drive and 5 and 7 Triangle Drive

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	32

Property Listing (continued)
September 30, 2024
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Research Triangle (continued)
Research Triangle (continued)
Alexandria Technology Center® – Alston	155,731	—	—	155,731	3	$4,168	94.7%	94.7%
100, 800, and 801 Capitola Drive
Alexandria Innovation Center® – Research Triangle	136,692	—	—	136,692	3	4,260	100.0	100.0
7010, 7020, and 7030 Kit Creek Road
2525 East NC Highway 54	82,996	—	—	82,996	1	3,651	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	3,323	100.0	100.0
601 Keystone Park Drive	77,595	—	—	77,595	1	2,137	100.0	100.0
6101 Quadrangle Drive	31,600	—	—	31,600	1	861	100.0	100.0
Research Triangle	3,770,927	—	—	3,770,927	38	116,318	97.5	97.5

New York City
New York City
Mega Campus: Alexandria Center® for Life Science – New York City	742,586	—	—	742,586	3	67,220	95.3	95.3
430 and 450 East 29th Street
Alexandria Center® for Life Science – Long Island City	179,100	—	—	179,100	1	5,219	42.8	42.8
30-02 48th Avenue
New York City	921,686	—	—	921,686	4	72,439	85.1	85.1

Texas
Austin
Mega Campus: Intersection Campus	1,525,359	—	—	1,525,359	12	40,156	99.2	99.2
507 East Howard Lane, 13011 McCallen Pass, 13813 and 13929 Center Lake Drive, and 12535, 12545, 12555, and 12565 Riata Vista Circle
1001 Trinity Street and 1020 Red River Street	198,972	—	—	198,972	2	11,630	100.0	100.0
Austin	1,724,331	—	—	1,724,331	14	51,786	99.3	99.3
Greater Houston
Alexandria Center® for Advanced Technologies at The Woodlands	120,828	—	73,298	194,126	1	3,172	41.5	25.8
8800 Technology Forest Place
Texas	1,845,159	—	73,298	1,918,457	15	54,958	95.5	91.8

Canada	887,737	—	139,311	1,027,048	11	19,790	95.5	82.6

Non-cluster/other markets	347,806	—	—	347,806	10	14,623	72.8	72.8

North America, excluding properties held for sale	40,512,020	2,705,749	2,269,578	45,487,347	397	2,157,279	94.7%	89.7%

Properties held for sale	1,261,387	—	—	1,261,387	9	26,796	66.7%	66.7%

Total – North America	41,773,407	2,705,749	2,269,578	46,748,734	406	$2,184,075

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	33

Investments in Real Estate
September 30, 2024

ALEXANDRIA’S FUTURE GROWTH IN
ANNUAL NET OPERATING INCOME FROM
DEVELOPMENT AND REDEVELOPMENT DELIVERIES
$510 MILLION
(1)
Placed Into Service
Expected to Be Placed Into Service
(2)

YTD 3Q24	3Q24

$63M	$21M
945,118 RSF	316,691 RSF

100% Leased
(3)

4Q24–4Q25	1Q26–1Q28

$158M	$352M
Aggregating 5.5M RSF

55% Leased/Negotiating
Refer to “Net operating income” under “Definitions and reconciliations” in the Supplemental Information for additional details, including its reconciliation from the most directly comparable financial measure presented in accordance with GAAP.
(1)Our share of incremental annual net operating income from development and redevelopment projects expected to be placed into service primarily commencing from 4Q24 through 1Q28 is projected to be $407 million.
(2)Represents expected incremental annual net operating income to be placed into service from deliveries of projects undergoing construction and one committed near-term project expected to commence construction in the next two years.
(3)Includes (i) 1.0 million RSF that is expected to stabilize through 2025 and is 92% leased/negotiating and (ii) expected partial deliveries through 4Q25 from projects expected to stabilize in 2026 and beyond. Refer to the initial and stabilized occupancy years under “New Class A/A+ development and redevelopment properties: current projects” in the Supplemental Information for details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	34

Investments in Real Estate
September 30, 2024
(Dollars in thousands)

Investments in real estate

		Development and Redevelopment
		Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
	Operating	Under Construction 55% Leased/ Negotiating	Committed Near Term 51% Leased/ Negotiating(1)	Priority Anticipated	Future	Subtotal	Total
Square footage
Operating	40,512,020	—	—	—	—	—	40,512,020
New Class A/A+ development and redevelopment properties	—	4,975,327	492,570	2,163,784	27,582,766	35,214,447	35,214,447
Future development and redevelopment square feet currently included in rental properties(2)	—	—	(159,884)	(258,596)	(2,957,559)	(3,376,039)	(3,376,039)
Total square footage, excluding properties held for sale	40,512,020	4,975,327	332,686	1,905,188	24,625,207	31,838,408	72,350,428

Properties held for sale	1,261,387	—	—	—	—	—	1,261,387
Total square footage	41,773,407	4,975,327	332,686	1,905,188	24,625,207	31,838,408	73,611,815	(3)

Investments in real estate
Gross book value as of September 30, 2024(4)	$29,235,994	$4,335,573	$69,521	$578,694	$4,356,637	$9,340,425	$38,576,419

(1)Represents one committed near-term project expected to commence construction during the next two years after September 30, 2024.
(2)Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including future development and redevelopment square feet currently included in rental properties.
(3)We expect to continue pursuing our strategy to fund a significant portion of our capital requirements for the year ending December 31, 2024 with dispositions primarily focused on sales of properties and land parcels not integral to our mega campus strategy.
(4)Balances exclude accumulated depreciation and our share of the cost basis associated with our properties held by our unconsolidated real estate joint ventures, which is classified as investments in unconsolidated real estate joint ventures in our consolidated balance sheets. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplement al Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	35

New Class A/A+ Development and Redevelopment Properties: Recent Deliveries
September 30, 2024

500 North Beacon Street and 4 Kingsbury Avenue(1)	651 Gateway Boulevard	1150 Eastlake Avenue East
Greater Boston/ Cambridge/Inner Suburbs	San Francisco Bay Area/ South San Francisco	Seattle/Lake Union
138,537 RSF	67,017 RSF	311,631 RSF
100% Occupancy	100% Occupancy	100% Occupancy

9810 Darnestown Road	9820 Darnestown Road	9808 Medical Center Drive
Maryland/Rockville	Maryland/Rockville	Maryland/Rockville
195,435 RSF	250,000 RSF	65,171 RSF
100% Occupancy	100% Occupancy	100% Occupancy

(1)Image represents 500 North Beacon Street on The Arsenal on the Charles mega campus.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	36

New Class A/A+ Development and Redevelopment Properties: Recent Deliveries (continued)
September 30, 2024
(Dollars in thousands)

Incremental Annual Net Operating Income Generated From YTD 3Q24 Deliveries
Aggregated $63 Million, Including $21 Million in 3Q24

Property/Market/Submarket		Our Ownership Interest	RSF Placed in Service					Occupancy Percentage(2)	Total Project		Unlevered Yields
	3Q24 Delivery Date(1)		Prior to 1/1/24	1Q24	2Q24	3Q24	Total				Initial Stabilized	Initial Stabilized (Cash Basis)
									RSF	Investment
Development projects
99 Coolidge Avenue/Greater Boston/Cambridge/ Inner Suburbs	N/A	75.0%	43,568	72,846	—	—	116,414	100%	320,809	$468,000	7.1%	7.0%
500 North Beacon Street and 4 Kingsbury Avenue/ Greater Boston/Cambridge/Inner Suburbs	N/A	100%	—	100,624	37,913	—	138,537	100%	248,018	427,000	6.2	5.5
1150 Eastlake Avenue East/Seattle/Lake Union	7/16/24	100%	278,282	—	2,079	31,270	311,631	100%	311,631	442,000	6.6	6.7
9810 Darnestown Road/Maryland/Rockville	N/A	100%	—	—	195,435	—	195,435	100%	195,435	135,000	7.1	6.2
9820 Darnestown Road/Maryland/Rockville	8/21/24	100%	—	—	—	250,000	250,000	100%	250,000	177,000	8.7	5.6
9808 Medical Center Drive/Maryland/Rockville	7/25/24	100%	26,460	—	25,655	13,056	65,171	100%	95,061	115,000	5.4	5.4

Redevelopment projects
651 Gateway Boulevard/San Francisco Bay Area/ South San Francisco	7/12/24	50.0%	—	44,652	—	22,365	67,017	100%	326,706	487,000	5.0	5.1
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Seattle/Bothell	N/A	100%	65,086	115,598	—	—	180,684	100%	460,934	229,000	6.3	6.2
Canada	N/A	100%	44,862	9,725	23,900	—	78,487	100%	250,790	113,000	6.4	6.3
Weighted average/total	8/11/24		458,258	343,445	284,982	316,691	1,403,376		2,459,384	$2,593,000	6.4%	6.0%

Refer to “New Class A/A+ development and redevelopment properties: current projects” in the Supplemental Information for details on the square footage in service and under construction, if applicable.
(1)Represents the average delivery date for deliveries that occurred during the current quarter, weighted by annual rental revenue.
(2)Occupancy relates to total operating RSF placed in service as of the most recent delivery.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	37

New Class A/A+ Development and Redevelopment Properties: Current Projects
September 30, 2024

99 Coolidge Avenue	500 North Beacon Street and 4 Kingsbury Avenue(1)	311 Arsenal Street	201 Brookline Avenue	401 Park Drive
Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/Fenway	Greater Boston/Fenway
204,395 RSF	109,481 RSF	308,446 RSF	58,149 RSF	159,959 RSF
40% Leased/Negotiating	92% Leased	21% Leased	100% Leased	14% Leased

421 Park Drive	40, 50, and 60 Sylvan Road(2)	840 Winter Street	1450 Owens Street(3)	651 Gateway Boulevard
Greater Boston/Fenway	Greater Boston/Route 128	Greater Boston/Route 128	San Francisco Bay Area/ Mission Bay	San Francisco Bay Area/ South San Francisco
392,011 RSF	596,064 RSF	139,680 RSF	212,796 RSF	259,689 RSF
13% Leased	31% Leased	100% Leased	—% Leased/Negotiating	25% Leased/Negotiating

(1)Image represents 500 North Beacon Street on The Arsenal on the Charles mega campus.
(2)Image represents 60 Sylvan Road on the Alexandria Center® for Life Science – Waltham mega campus. The project is expected to capture demand in our Route 128 submarket.
(3)Image represents a multi-tenant project expanding our existing Alexandria Center® for Science and Technology – Mission Bay mega campus, where our joint venture partner will fund 100% of the construction cost until it attains an ownership interest of 75%, after which it will contribute its respective share of additional capital. We are in negotiations with a biomedical institution for the sale of a 50% condominium interest in this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	38

New Class A/A+ Development and Redevelopment Properties: Current Projects (continued)
September 30, 2024

230 Harriet Tubman Way	10935, 10945, and 10955 Alexandria Way(1)	4135 Campus Point Court	4155 Campus Point Court
San Francisco Bay Area/ South San Francisco	San Diego/Torrey Pines	San Diego/ University Town Center	San Diego/ University Town Center
285,346 RSF	334,996 RSF	426,927 RSF	171,102 RSF
100% Leased	100% Leased	100% Leased	100% Leased

10075 Barnes Canyon Road	701 Dexter Avenue North(2)	Alexandria Center® for Advanced Technologies – Monte Villa Parkway(3)	9808 Medical Center Drive	8800 Technology Forest Place
San Diego/Sorrento Mesa	Seattle/Lake Union	Seattle/Bothell	Maryland/Rockville	Texas/Greater Houston
253,079 RSF	227,577 RSF	34,306 RSF	29,890 RSF	73,298 RSF
70% Leased	—% Leased/Negotiating	98% Leased	76% Leased/Negotiating	41% Leased

(1)Image represents 10955 Alexandria Way on the One Alexandria Square mega campus.
(2)We initially started this project due to strong demand from neighboring tenants but strategically paused in the first quarter of 2023. We have resumed construction activities at this project in order to maintain our existing entitlements and permits. We have interest from various prospective tenants, including from multinational pharmaceutical companies. Beyond this purpose-built life science asset, there is no competitive supply expected to be delivered in 2025 or 2026 in our Lake Union submarket. As of September 30, 2024, we are 95.3% occupied in our Lake Union submarket.
(3)Image represents 3755 Monte Villa Parkway.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	39

New Class A/A+ Development and Redevelopment Properties: Current Projects (continued)
September 30, 2024

Property/Market/Submarket		Square Footage				Percentage			Occupancy(1)
	Dev/Redev	In Service		CIP	Total	Leased	Leased/ Negotiating		Initial	Stabilized
Under construction
2024 and 2025 stabilization
500 North Beacon Street and 4 Kingsbury Avenue/Greater Boston/ Cambridge/Inner Suburbs	Dev	138,537		109,481	248,018	92%	92%		1Q24	2025
201 Brookline Avenue/Greater Boston/Fenway	Dev	451,967		58,149	510,116	100	100		3Q22	4Q24
840 Winter Street/Greater Boston/Route 128	Redev	28,534		139,680	168,214	100	100		4Q24	2025
230 Harriet Tubman Way/San Francisco Bay Area/South San Francisco	Dev	—		285,346	285,346	100	100		1Q25	1Q25
4155 Campus Point Court/San Diego/University Town Center	Dev	—		171,102	171,102	100	100		4Q24	4Q24
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Seattle/Bothell	Redev	426,628		34,306	460,934	98	98		1Q23	4Q24
9808 Medical Center Drive/Maryland/Rockville	Dev	65,171		29,890	95,061	69	76		3Q23	4Q24
8800 Technology Forest Place/Texas/Greater Houston	Redev	50,094		73,298	123,392	41	41		2Q23	2025
Canada	Redev	111,479		139,311	250,790	73	73		3Q23	2025
		1,272,410		1,040,563	2,312,973	91	92
2026 and beyond stabilization
One Hampshire Street/Greater Boston/Cambridge	Redev	—		104,956	104,956	—	—		2027	2028
311 Arsenal Street/Greater Boston/Cambridge/Inner Suburbs	Redev	82,216	(2)	308,446	390,662	21	21		2027	2027
99 Coolidge Avenue/Greater Boston/Cambridge/Inner Suburbs	Dev	116,414		204,395	320,809	40	40		4Q23	2026
401 Park Drive/Greater Boston/Fenway	Redev	—		159,959	159,959	14	14		2024	2026
421 Park Drive/Greater Boston/Fenway	Dev	—		392,011	392,011	13	13		2026	2027
40, 50, and 60 Sylvan Road/Greater Boston/Route 128	Redev	—		596,064	596,064	31	31		2025	2027
Other/Greater Boston	Redev	—		453,869	453,869	—	—	(3)	2027	2027
1450 Owens Street/San Francisco Bay Area/Mission Bay	Dev	—		212,796	212,796	—	—	(4)	2025	2026
651 Gateway Boulevard/San Francisco Bay Area/South San Francisco	Redev	67,017		259,689	326,706	21	25		1Q24	2026
10935, 10945, and 10955 Alexandria Way/San Diego/Torrey Pines	Dev	—		334,996	334,996	100	100		4Q24	2026
4135 Campus Point Court/San Diego/University Town Center	Dev	—		426,927	426,927	100	100		2026	2026
10075 Barnes Canyon Road/San Diego/Sorrento Mesa	Dev	—		253,079	253,079	70	70		2025	2026
701 Dexter Avenue North/Seattle/Lake Union	Dev	—		227,577	227,577	—	—	(5)	2026	2027
		265,647		3,934,764	4,200,411	35	36
		1,538,057		4,975,327	6,513,384	55	55
Committed near-term project expected to commence construction in the next two years
4165 Campus Point Court/San Diego/University Town Center	Dev	—		492,570	492,570	—	51
Total		1,538,057		5,467,897	7,005,954	51%	55%
(1)Initial occupancy dates are subject to leasing and/or market conditions. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy. Multi-tenant projects may increase in occupancy over a period of time.
(2)We expect to redevelop an additional 25,312 RSF of space occupied as of September 30, 2024 into laboratory space upon expiration of the existing leases through 1H25. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(3)Represents a project focused on demand from our existing tenants in our adjacent properties/campuses that will address demand from other non-Alexandria properties/campuses.
(4)Represents a multi-tenant project expanding our existing mega campus, where our joint venture partner will fund 100% of the construction cost until it attains an ownership interest of 75%, after which it will contribute its respective share of additional capital. We are in negotiations with a biomedical institution for the sale of a 50% condominium interest in this property.
(5)We initially started this project due to strong demand from neighboring tenants but strategically paused in the first quarter of 2023. We have resumed construction activities at this project in order to maintain our existing entitlements and permits. We have interest from various prospective tenants, including from multinational pharmaceutical companies. Beyond this purpose-built life science asset, there is no competitive supply expected to be delivered in 2025 or 2026 in our Lake Union submarket. As of September 30, 2024, we are 95.3% occupied in our Lake Union submarket.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	40

New Class A/A+ Development and Redevelopment Properties: Current Projects (continued)

September 30, 2024
(Dollars in thousands)

	Our Ownership Interest	At 100%						Unlevered Yields
Property/Market/Submarket		In Service	CIP	Cost to Complete		Total at Completion		Initial Stabilized	Initial Stabilized (Cash Basis)

Under construction
2024 and 2025 stabilization
500 North Beacon Street and 4 Kingsbury Avenue/Greater Boston/ Cambridge/Inner Suburbs	100%	$284,645	$115,506	$26,849		$427,000		6.2%	5.5%
201 Brookline Avenue/Greater Boston/Fenway	99.0%	665,877	91,610	17,513		775,000		7.2%	6.5%
840 Winter Street/Greater Boston/Route 128	100%	13,653	187,366	35,981		237,000		7.6%	6.5%
230 Harriet Tubman Way/San Francisco Bay Area/South San Francisco	47.9%	—	350,231	159,769		510,000		7.4%	6.4%
4155 Campus Point Court/San Diego/University Town Center	55.0%	—	140,300	43,700		184,000		8.0%	6.4%
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Seattle/Bothell	100%	193,823	11,977	23,200		229,000		6.3%	6.2%
9808 Medical Center Drive/Maryland/Rockville	100%	79,320	33,018	2,662		115,000		5.4%	5.4%
8800 Technology Forest Place/Texas/Greater Houston	100%	57,315	46,202	8,483		112,000		6.3%	6.0%
Canada	100%	50,219	50,044	12,737		113,000		6.4%	6.3%
		1,344,852	1,026,254
2026 and beyond stabilization(1)
One Hampshire Street/Greater Boston/Cambridge	100%	—	161,328	TBD
311 Arsenal Street/Greater Boston/Cambridge/Inner Suburbs	100%	60,625	233,563
99 Coolidge Avenue/Greater Boston/Cambridge/Inner Suburbs	75.0%	136,527	192,432	139,041		468,000		7.1%	7.0%
401 Park Drive/Greater Boston/Fenway	100%	—	194,421	TBD
421 Park Drive/Greater Boston/Fenway	99.7%	—	422,278
40, 50, and 60 Sylvan Road/Greater Boston/Route 128	100%	—	437,356
Other/Greater Boston	100%	—	148,804
1450 Owens Street/San Francisco Bay Area/Mission Bay	25.4%	—	234,665
651 Gateway Boulevard/San Francisco Bay Area/South San Francisco	50.0%	87,357	256,413	143,230		487,000		5.0%	5.1%
10935, 10945, and 10955 Alexandria Way/San Diego/Torrey Pines	100%	—	359,926	143,074		503,000		6.2%	5.8%
4135 Campus Point Court/San Diego/University Town Center	55.0%	—	292,913	231,087		524,000		6.6%	6.2%
10075 Barnes Canyon Road/San Diego/Sorrento Mesa	50.0%	—	168,582	152,418		321,000		5.5%	5.7%
701 Dexter Avenue North/Seattle/Lake Union	100%	—	206,638	TBD
		284,509	3,309,319
		1,629,361	4,335,573
Committed near-term project expected to commence construction in the next two years
4165 Campus Point Court/San Diego/University Town Center	55.0%	—	69,521	TBD

Total		$1,629,361	$4,405,094	$3,780,000	(2)	$9,820,000	(2)

Our share of investment(2)(3)		$1,550,000	$3,570,000	$3,030,000		$8,150,000
Refer to “Initial stabilized yield (unlevered)” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We expect to provide total estimated costs and related yields for each project with estimated stabilization in 2026 and beyond over the next several quarters.
(2)Represents dollar amount rounded to the nearest $10 million and includes preliminary estimated amounts for projects listed as TBD.
(3)Represents our share of investment based on our ownership percentage upon completion of development or redevelopment projects.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	41

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline
September 30, 2024
(Dollars in thousands)

69% of Our Total Development and Redevelopment Pipeline RSF Is Within Our Mega Campuses

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
			Under Construction	Committed Near Term	Priority Anticipated	Future	Total(1)

Greater Boston
Mega Campus: Alexandria Center® at One Kendall Square/ Cambridge	100%	$161,328	104,956	—	—	—	104,956
One Hampshire Street
Mega Campus: The Arsenal on the Charles/Cambridge/Inner Suburbs	100%	360,538	417,927	—	25,312	34,157	477,396
311 Arsenal Street, 500 North Beacon Street, and 4 Kingsbury Avenue
Mega Campus: 480 Arsenal Way and 446, 458, 500, and 550 Arsenal Street, and 99 Coolidge Avenue/Cambridge/Inner Suburbs	(2)	279,763	204,395	—	—	902,000	1,106,395
446, 458, 500, and 550 Arsenal Street, and 99 Coolidge Avenue
Mega Campus: Alexandria Center® for Life Science – Fenway/ Fenway	(3)	708,309	610,119	—	—	—	610,119
201 Brookline Avenue and 401 and 421 Park Drive
Mega Campus: Alexandria Center® for Life Science – Waltham/ Route 128	100%	687,346	735,744	—	—	515,000	1,250,744
40, 50, and 60 Sylvan Road, 35 Gatehouse Drive, and 840 Winter Street
Mega Campus: Alexandria Center® at Kendall Square/ Cambridge	100%	126,688	—	—	—	216,455	216,455
100 Edwin H. Land Boulevard
Mega Campus: Alexandria Technology Square®/Cambridge	100%	7,881	—	—	—	100,000	100,000
Mega Campus: 285, 299, 307, and 345 Dorchester Avenue/ Seaport Innovation District	60.0%	286,300	—	—	—	1,040,000	1,040,000
10 Necco Street/Seaport Innovation District	100%	105,111	—	—	—	175,000	175,000
Mega Campus: One Moderna Way/Route 128	100%	26,052	—	—	—	1,085,000	1,085,000
215 Presidential Way/Route 128	100%	6,816	—	—	—	112,000	112,000
Other development and redevelopment projects	(4)	310,381	453,869	—	—	1,323,541	1,777,410
		$3,066,513	2,527,010	—	25,312	5,503,153	8,055,475
Refer to “Mega campus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property subject to market conditions and leasing. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)We have a 75.0% interest in 99 Coolidge Avenue aggregating 204,395 RSF and 100.0% interest in 446, 458, 500, and 550 Arsenal Street aggregating 902,000 RSF.
(3)We have a 99.0% interest in 201 Brookline Avenue aggregating 58,149 RSF, a 100% interest in 401 Park Drive aggregating 159,959 RSF, and a 99.7% interest in 421 Park Drive aggregating 392,011 RSF.
(4)Includes a property in which we own a partial interest through a real estate joint venture.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	42

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
September 30, 2024
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
			Under Construction	Committed Near Term	Priority Anticipated	Future	Total(1)
San Francisco Bay Area
Mega Campus: Alexandria Center® for Science and Technology – Mission Bay/Mission Bay	25.4%	$234,665	212,796	—	—	—	212,796
1450 Owens Street
Alexandria Center® for Life Science – Millbrae/South San Francisco	47.9%	510,162	285,346	—	198,188	150,213	633,747
230 Harriet Tubman Way, 201 and 231 Adrian Road, and 6 and 30 Rollins Road
Mega Campus: Alexandria Technology Center® – Gateway/ South San Francisco	50.0%	283,002	259,689	—	—	291,000	550,689
651 Gateway Boulevard
Mega Campus: Alexandria Center® for Advanced Technologies – Tanforan/South San Francisco	100%	397,159	—	—	150,000	1,780,000	1,930,000
1122, 1150, and 1178 El Camino Real
Mega Campus: Alexandria Center® for Advanced Technologies – South San Francisco/South San Francisco	100%	6,655	—	—	107,250	90,000	197,250
211(2) and 269 East Grand Avenue
Mega Campus: Alexandria Center® for Life Science – San Carlos/Greater Stanford	100%	446,892	—	—	105,000	1,392,830	1,497,830
960 Industrial Road, 987 and 1075 Commercial Street, and 888 Bransten Road
3825 and 3875 Fabian Way/Greater Stanford	100%	154,174	—	—	—	478,000	478,000
2100, 2200, 2300, and 2400 Geng Road/Greater Stanford	100%	36,509	—	—	—	240,000	240,000
901 California Avenue/Greater Stanford	100%	19,770	—	—	—	56,924	56,924
Mega Campus: 88 Bluxome Street/SoMa	100%	392,785	—	—	—	1,070,925	1,070,925
Other development and redevelopment projects	100%	—	—	—	—	25,000	25,000
		$2,481,773	757,831	—	560,438	5,574,892	6,893,161
Refer to “Mega campus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property subject to market conditions and leasing. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)Includes a property in which we own a partial interest through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	43

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
September 30, 2024
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
			Under Construction	Committed Near Term	Priority Anticipated	Future	Total(1)
San Diego
Mega Campus: One Alexandria Square/Torrey Pines	100%	$417,621	334,996	—	—	125,280	460,276
10935, 10945, and 10955 Alexandria Way and 10975 and 10995 Torreyana Road
Mega Campus: Campus Point by Alexandria/University Town Center	55.0%	671,303	598,029	492,570	—	650,000	1,740,599
10010(2), 10140(2), and 10260 Campus Point Drive and 4135, 4155, 4161, 4165, and 4275(2) Campus Point Court
Mega Campus: SD Tech by Alexandria/Sorrento Mesa	50.0%	317,172	253,079	—	250,000	243,845	746,924
9805 Scranton Road and 10065 and 10075 Barnes Canyon Road
11255 and 11355 North Torrey Pines Road/Torrey Pines	100%	150,187	—	—	153,000	62,000	215,000
Costa Verde by Alexandria/University Town Center	100%	138,107	—	—	—	537,000	537,000
8410-8750 Genesee Avenue and 4282 Esplanade Court
Mega Campus: 5200 Illumina Way/University Town Center	51.0%	17,441	—	—	—	451,832	451,832
ARE Towne Centre/University Town Center	100%	19,869	—	—	—	230,000	230,000
9363, 9373, and 9393 Towne Centre Drive
9625 Towne Centre Drive/University Town Center	30.0%	837	—	—	—	100,000	100,000
Mega Campus: Sequence District by Alexandria/Sorrento Mesa	100%	46,323	—	—	—	1,798,915	1,798,915
6260, 6290, 6310, 6340, 6350, and 6450 Sequence Drive
Scripps Science Park by Alexandria/Sorrento Mesa	100%	120,941	—	—	—	598,349	598,349
10048, 10219, 10256, and 10260 Meanley Drive and 10277 Scripps Ranch Boulevard
Pacific Technology Park/Sorrento Mesa	50.0%	23,857	—	—	—	149,000	149,000
9444 Waples Street
4025, 4031, 4045, and 4075 Sorrento Valley Boulevard/Sorrento Valley	100%	43,641	—	—	—	247,000	247,000
Other development and redevelopment projects	(3)	75,716	—	—	—	475,000	475,000
		$2,043,015	1,186,104	492,570	403,000	5,668,221	7,749,895
Refer to “Mega campus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property subject to market conditions and leasing. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)We have a 100% interest in this property.
(3)Includes a property in which we own a partial interest through a real estate joint venture.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	44

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
September 30, 2024
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
			Under Construction	Committed Near Term	Priority Anticipated	Future	Total(1)
Seattle
Mega Campus: Alexandria Center® for Life Science – South Lake Union/Lake Union	(2)	$485,628	227,577	—	869,000	188,400	1,284,977
601 and 701 Dexter Avenue North and 800 Mercer Street
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Bothell	100%	11,977	34,306	—	—	—	34,306
3301 Monte Villa Parkway
830 and 1010 4th Avenue South/SoDo	100%	59,262	—	—	—	597,313	597,313
410 West Harrison Street/Elliott Bay	100%	—	—	—	—	91,000	91,000
Mega Campus: Alexandria Center® for Advanced Technologies – Canyon Park/Bothell	100%	17,439	—	—	—	230,000	230,000
21660 20th Avenue Southeast
Other development and redevelopment projects	100%	142,484	—	—	—	706,087	706,087
		716,790	261,883	—	869,000	1,812,800	2,943,683
Maryland
Mega Campus: Alexandria Center® for Life Science – Shady Grove/Rockville	100%	54,904	29,890	—	—	296,000	325,890
9808 Medical Center Drive and 9830 Darnestown Road
		54,904	29,890	—	—	296,000	325,890
Research Triangle
Mega Campus: Alexandria Center® for Advanced Technologies and AgTech – Research Triangle/Research Triangle	100%	103,653	—	—	180,000	990,000	1,170,000
4 and 12 Davis Drive
Mega Campus: Alexandria Center® for Life Science – Durham/ Research Triangle	100%	176,524	—	—	—	2,210,000	2,210,000
41 Moore Drive
Mega Campus: Alexandria Center® for NextGen Medicines/ Research Triangle	100%	$108,035	—	—	—	1,055,000	1,055,000
3029 East Cornwallis Road
Refer to “Mega campus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property subject to market conditions and leasing. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)We have a 100% interest in 601 and 701 Dexter Avenue North aggregating 415,977 RSF and a 60% interest in the priority anticipated development project at 800 Mercer Street aggregating 869,000 RSF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	45

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
September 30, 2024
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value		Square Footage
				Development and Redevelopment
				Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
				Under Construction	Committed Near Term	Priority Anticipated	Future		Total(1)
Research Triangle (continued)
Mega Campus: Alexandria Center® for Sustainable Technologies/Research Triangle	100%	$53,326		—	—	—	750,000		750,000
120 TW Alexander Drive, 2752 East NC Highway 54, and 10 South Triangle Drive
100 Capitola Drive/Research Triangle	100%	—		—	—	—	65,965		65,965
Other development and redevelopment projects	100%	4,185		—	—	—	76,262		76,262
		445,723		—	—	180,000	5,147,227		5,327,227
New York City
Mega Campus: Alexandria Center® for Life Science – New York City/New York City	100%	165,061		—	—	—	550,000	(2)	550,000
		165,061		—	—	—	550,000		550,000
Texas
Alexandria Center® for Advanced Technologies at The Woodlands/ Greater Houston	100%	49,034		73,298	—	—	116,405		189,703
8800 Technology Forest Place
1001 Trinity Street and 1020 Red River Street/Austin	100%	10,177		—	—	126,034	123,976		250,010
Other development and redevelopment projects	100%	136,980		—	—	—	1,694,000		1,694,000
		196,191		73,298	—	126,034	1,934,381		2,133,713

Canada	100%	50,044		139,311	—	—	371,743		511,054
Other development and redevelopment projects	100%	120,411		—	—	—	724,349		724,349
Total pipeline as of September 30, 2024		$9,340,425	(3)	4,975,327	492,570	2,163,784	27,582,766		35,214,447

Refer to “Mega campus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Total square footage includes 3,376,039 RSF of buildings currently in operation that we expect to demolish or redevelop and commence future construction subject to market conditions and leasing. Refer to “Investments in real estate”
under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)During the three months ended September 30, 2024, we filed a lawsuit against the New York City Health + Hospitals Corporation and the New York City Economic Development Corporation for fraud and breach of contract concerning our option to ground lease a land parcel to develop a future world-class life science building within the Alexandria Center® for Life Science – New York City campus. Refer to our Form 8-K filed with the Securities and Exchange Commission on
August 7, 2024 for additional details.
(3)Includes $4.3 billion of projects that are currently under construction and are 55% leased/negotiating. We also expect to commence construction on one committed near-term project aggregating $69.5 million, which is 51% leased/
negotiating, in the next two years after September 30, 2024.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	46

Construction Spending and Capitalization of Interest
September 30, 2024
(Dollars in thousands)

Construction spending	Nine Months Ended September 30, 2024	Projected Midpoint for the Year Ending December 31, 2024

Construction of Class A/A+ properties:
Active construction projects
Under construction and committed near-term projects(1) and projects expected to commence active construction in 4Q24(2)	$1,448,736	$1,913,000
Future pipeline pre-construction
Primarily mega campus expansion pre-construction work (entitlement, design, and site work)	349,082	652,000
Revenue- and non-revenue-enhancing capital expenditures	158,229	250,000
Construction spend (before contributions from noncontrolling interests or tenants)	1,956,047	2,815,000
Contributions from noncontrolling interests (consolidated real estate joint ventures)	(272,072)	(430,000) (3)
Tenant-funded and -built landlord improvements	(107,562)	(135,000)
Total construction spending	$1,576,413	$2,250,000
2024 guidance range for construction spending		$1,950,000 – $2,550,000

Projected capital contributions from partners in consolidated real estate joint ventures to fund construction
Timing	Amount(3)
4Q24	$157,928
2025 through 2027	885,526
Total	$1,043,454

Average real estate basis used for capitalization of interest
Key Categories of Real Estate Basis Capitalized During YTD 3Q24	Average Real Estate Basis Capitalized During YTD 3Q24		Percentage of Total Average Real Estate Basis Capitalized
Construction of Class A/A+ properties:
Active construction projects
Under construction and committed near-term projects(1)	$2,849,742		35%
Future pipeline pre-construction
Priority anticipated projects	559,815	(4)	7
Primarily mega campus expansion pre-construction work (entitlement, design, and site work)	3,692,497	(4)	45
Smaller redevelopments and repositioning capital projects	1,025,019		13
	$8,127,073		100%

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Includes projects under construction aggregating 5.0 million RSF and one committed near-term project aggregating 492,570 RSF expected to commence construction during the next two years after September 30, 2024, which are 55%
leased/negotiating and expected to generate $510 million in annual incremental net operating income primarily commencing from 4Q24 through 1Q28.
(2)Includes certain priority anticipated development and redevelopment projects expected to commence active construction in 4Q24, subject to market conditions and leasing. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(3)Represents contractual capital commitments from existing consolidated real estate joint venture partners to fund construction.
(4)Average real estate basis capitalized related to our future pipeline pre-construction activities includes 31% from four key active and future development and redevelopment projects on mega campuses. Refer to the next page for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	47

Construction Spending and Capitalization of Interest (continued)
September 30, 2024

Key Active and Future Development and Redevelopment Projects on Mega Campuses
Alexandria Center® for Advanced Technologies – Tanforan	Alexandria Center® for Life Science – San Carlos
San Francisco Bay Area/South San Francisco	San Francisco Bay Area/Greater Stanford
1.9 million future SF	1.5 million future SF

Campus Point by Alexandria	Alexandria Center® for Life Science – South Lake Union
San Diego/University Town Center	Seattle/Lake Union
1.7 million active and future SF	1.3 million active and future SF

Refer to “Mega campus” under “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	48

Joint Venture Financial Information
September 30, 2024

Consolidated Real Estate Joint Ventures
Property	Market	Submarket	Noncontrolling Interest Share(1)		Operating RSF at 100%
50 and 60 Binney Street	Greater Boston	Cambridge/Inner Suburbs	66.0%		532,395
75/125 Binney Street	Greater Boston	Cambridge/Inner Suburbs	60.0%		388,270
100 and 225 Binney Street and 300 Third Street	Greater Boston	Cambridge/Inner Suburbs	70.0%		870,106
99 Coolidge Avenue	Greater Boston	Cambridge/Inner Suburbs	25.0%		116,414	(2)
15 Necco Street	Greater Boston	Seaport Innovation District	43.3%		345,996
285, 299, 307, and 345 Dorchester Avenue	Greater Boston	Seaport Innovation District	40.0%		—	(2)
Alexandria Center® for Science and Technology – Mission Bay(3)	San Francisco Bay Area	Mission Bay	75.0%		996,181
1450 Owens Street	San Francisco Bay Area	Mission Bay	74.6%	(4)	—	(2)
601, 611, 651(2), 681, 685, and 701 Gateway Boulevard	San Francisco Bay Area	South San Francisco	50.0%		853,794
751 Gateway Boulevard	San Francisco Bay Area	South San Francisco	49.0%		230,592
211(2) and 213 East Grand Avenue	San Francisco Bay Area	South San Francisco	70.0%		300,930
500 Forbes Boulevard	San Francisco Bay Area	South San Francisco	90.0%		155,685
Alexandria Center® for Life Science – Millbrae	San Francisco Bay Area	South San Francisco	52.1%		—	(2)
3215 Merryfield Row	San Diego	Torrey Pines	70.0%		170,523
Campus Point by Alexandria(5)	San Diego	University Town Center	45.0%		1,342,164
5200 Illumina Way	San Diego	University Town Center	49.0%		792,687
9625 Towne Centre Drive	San Diego	University Town Center	70.0%		163,648
SD Tech by Alexandria(6)	San Diego	Sorrento Mesa	50.0%		798,858
Pacific Technology Park	San Diego	Sorrento Mesa	50.0%		544,352
Summers Ridge Science Park(7)	San Diego	Sorrento Mesa	70.0%		316,531
1201 and 1208 Eastlake Avenue East	Seattle	Lake Union	70.0%		207,774
199 East Blaine Street	Seattle	Lake Union	70.0%		115,084
400 Dexter Avenue North	Seattle	Lake Union	70.0%		290,754
800 Mercer Street	Seattle	Lake Union	40.0%		—	(2)

Unconsolidated Real Estate Joint Ventures
Property	Market	Submarket	Our Ownership Share(8)		Operating RSF at 100%
1655 and 1725 Third Street	San Francisco Bay Area	Mission Bay	10.0%		586,208
1401/1413 Research Boulevard	Maryland	Rockville	65.0%	(9)	(10)
1450 Research Boulevard	Maryland	Rockville	73.2%	(9)	42,679
101 West Dickman Street	Maryland	Beltsville	58.2%	(9)	135,423
Refer to “Joint venture financial information” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)In addition to the consolidated real estate joint ventures listed, various joint venture partners hold insignificant noncontrolling interests in three other real estate joint ventures in North America.
(2)Represents a property currently under construction or in our development and redevelopment pipeline. Refer to the sections under “New Class A/A+ development and redevelopment properties” in the Supplemental Information for additional details.
(3)Includes 409 and 499 Illinois Street, 1500 and 1700 Owens Street, and 455 Mission Bay Boulevard South.
(4)The noncontrolling interest share of our joint venture partner is anticipated to increase to 75% as our partner contributes equity to fund the construction of the project over time.
(5)Includes 10210, 10260, 10290, and 10300 Campus Point Drive and 4110, 4135, 4155, 4161, 4165, 4224, and 4242 Campus Point Court.
(6)Includes 9605, 9645, 9675, 9725, 9735, 9805, 9808, 9855, and 9868 Scranton Road and 10055, 10065, and 10075 Barnes Canyon Road.
(7)Includes 9965, 9975, 9985, and 9995 Summers Ridge Road.
(8)In addition to the unconsolidated real estate joint ventures listed, we hold an interest in one insignificant unconsolidated real estate joint venture in North America.
(9)Represents a joint venture with a local real estate operator in which our joint venture partner manages the day-to-day activities that significantly affect the economic performance of the joint venture.
(10)Represents a joint venture with a distinguished retail real estate developer for a retail shopping center aggregating 84,837 RSF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	49

Joint Venture Financial Information (continued)
September 30, 2024
(In thousands)

	As of September 30, 2024
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$4,211,942	$125,029
Cash, cash equivalents, and restricted cash	164,756	3,346
Other assets	425,293	13,411
Secured notes payable	(36,103)	(95,603)
Other liabilities	(280,069)	(6,013)
Redeemable noncontrolling interests	(16,510)	—
	$4,469,309	$40,170

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	September 30, 2024		September 30, 2024
	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
Total revenues	$113,479	$335,786	$3,141	$9,472
Rental operations	(34,697)	(97,009)	(965)	(2,984)
	78,782	238,777	2,176	6,488
General and administrative	(586)	(2,268)	(10)	(80)
Interest	(284)	(753)	(952)	(2,807)
Depreciation and amortization of real estate assets	(32,457)	(94,725)	(1,075)	(3,177)
Fixed returns allocated to redeemable noncontrolling interests(1)	201	603	—	—
	$45,656	$141,634	$139	$424

Straight-line rent and below-market lease revenue	$54	$15,588	$213	$743
Funds from operations(2)	$78,113	$236,359	$1,214	$3,601

Refer to “Joint venture financial information” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents an allocation of joint venture earnings to redeemable noncontrolling interests primarily in one property in our South San Francisco submarket. These redeemable noncontrolling interests earn a fixed return on their investment rather than participate in the operating results of the property.
(2)Refer to “Funds from operations and funds from operations per share” in the Earnings Press Release and “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	50

Investments
September 30, 2024
(Dollars in thousands)

We hold investments in publicly traded companies and privately held entities primarily involved in the life science industry. The tables below summarize components of our investment income
(loss) and non-real estate investments. Refer to “Investments” under “Definitions and reconciliations” in the Supplemental Information for additional details.

	September 30, 2024				Year Ended December 31, 2023
	Three Months Ended		Nine Months Ended
Realized gains	$12,632	(1)	$47,336	(1)	$6,078	(2)
Unrealized gains (losses)	2,610	(3)	(32,470)	(4)	(201,475)	(5)
Investment income (loss)	$15,242		$14,866		$(195,397)

	September 30, 2024					December 31, 2023
Investments	Cost		Unrealized Gains	Unrealized Losses	Carrying Amount	Carrying Amount

Publicly traded companies	$187,085		$50,933	$(85,592)	$152,426	$159,566
Entities that report NAV	527,042		160,608	(31,225)	656,425	671,532
Entities that do not report NAV:
Entities with observable price changes	93,982		72,862	(1,337)	165,507	174,268
Entities without observable price changes	407,261		—	—	407,261	368,654
Investments accounted for under the equity method	N/A		N/A	N/A	137,708	75,498
September 30, 2024	$1,215,370	(6)	$284,403	$(118,154)	$1,519,327	$1,449,518

December 31, 2023	$1,177,072		$320,445	$(123,497)	$1,449,518

Public/Private Mix (Cost)	Tenant/Non-Tenant Mix (Cost)

14%
Public
27%
Tenant
86%
Private
73%
Non-Tenant
(1)Consists of realized gains of $23.0 million and $85.2 million, partially offset by impairment charges of $10.3 million and $37.8 million during the three and nine months ended September 30, 2024, respectively.
(2)Consists of realized gains of $80.6 million, offset by impairment charges of $74.6 million during the year ended December 31, 2023.
(3)Consists of unrealized gains of $25.8 million primarily resulting from the increase in fair values of our investments in publicly traded entities and $23.2 million resulting from accounting reclassifications of unrealized gains recognized in prior periods into realized gains upon our realization of investments during the three months ended September 30, 2024.
(4)Primarily relates to the accounting reclassifications of unrealized gains recognized in prior periods into realized gains upon our realization of investments during the nine months ended September 30, 2024.
(5)Consists of unrealized losses of $111.6 million primarily resulting from the decrease in the fair value of our investments in privately held entities that report NAV and $89.9 million resulting from accounting reclassifications of unrealized gains recognized in prior periods into realized gains upon our sales of investments during the year ended December 31, 2023.
(6)Represents 2.8% of gross assets as of September 30, 2024. Refer to “Gross assets” under “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	51

Key Credit Metrics
September 30, 2024

Liquidity		Minimal Outstanding Borrowings and Significant Availability on Unsecured Senior Line of Credit
		(in millions)
$5.4B

$5,000
$5,000
$5,000
$100
$455
<$200
SIGNIFICANT AVAILABILITY
MINIMAL OUTSTANDING
12/31/23
9/30/24
12/31/24 Target
Remaining amounts available for borrowing under our unsecured senior line of credit
Outstanding balance under our unsecured senior line of credit and/or commercial paper program

(in millions)
Availability under our unsecured senior line of credit, net of amounts outstanding under our commercial paper program	$4,545
Outstanding forward equity sales agreements(1)	28
Cash, cash equivalents, and restricted cash	580
Availability under our secured construction loan	51
Investments in publicly traded companies	152
Liquidity as of September 30, 2024	$5,356

Net Debt and Preferred Stock to Adjusted EBITDA(2)		Fixed-Charge Coverage Ratio(2)

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents expected net proceeds from the future settlement of 230 thousand shares of common stock under forward equity sales agreements after underwriter discounts.
(2)Quarter annualized.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	52

Summary of Debt
September 30, 2024
(In millions)

Weighted-Average Remaining Term of 12.6 Years

(1)In September 2024, we amended and restated our unsecured senior line of credit to, among other changes, extend the maturity date from January 22, 2028 to January 22, 2030, including extension options that we control. We anticipate further extending the maturity date in the next two to three years. Additionally, we have two unsecured senior notes payable maturing six months apart on July 1, 2030 and December 15, 2030.
(2)Refer to footnotes 2 through 4 on the next page under “Fixed-rate and variable-rate debt” for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	53

Summary of Debt (continued)
September 30, 2024
(Dollars in thousands)

Fixed-rate and variable-rate debt	Fixed-Rate Debt	Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate(1)	Remaining Term (in years)

Secured notes payable	$587	$144,413	$145,000	1.1%	8.39%	2.2
Unsecured senior notes payable	12,092,012	—	12,092,012	95.3	3.81	13.0
Unsecured senior line of credit(2) and commercial paper program(3)	—	454,589	454,589	3.6	5.05	5.3	(4)
Total/weighted average	$12,092,599	$599,002	$12,691,601	100.0%	3.91%	12.6	(4)
Percentage of total debt	95.3%	4.7%	100.0%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to the amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)As of September 30, 2024, we had no outstanding balance on our unsecured senior line of credit.
(3)The commercial paper program provides us with the ability to issue up to $2.5 billion of commercial paper notes that bear interest at short-term fixed rates and can generally be issued with a maturity of 30 days or less and with a maximum maturity of 397 days from the date of issuance. Borrowings under the program are used to fund short-term capital needs and are backed by our unsecured senior line of credit. In the event we are unable to issue commercial paper notes or refinance outstanding borrowings under terms equal to or more favorable than those under our unsecured senior line of credit, we expect to borrow under the unsecured senior line of credit at
SOFR+0.855%. As of September 30, 2024, we had $454.6 million of commercial paper notes outstanding with a weighted-average interest rate of 5.05%.
(4)We calculate the weighted-average remaining term of our commercial paper notes by using the maturity date of our unsecured senior line of credit. Using the maturity date of our outstanding commercial paper notes, the consolidated weighted-average maturity of our debt is 12.5 years. The commercial paper notes sold during the nine months ended September 30, 2024 were issued at a weighted-average yield to maturity of 5.55% and had a weighted-average maturity term of 17 days.

	Average Debt Outstanding		Weighted-Average Interest Rate
	September 30, 2024		September 30, 2024
	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
Long-term fixed-rate debt	$12,171,936	$12,008,857	3.79%	3.76%
Short-term variable-rate unsecured senior line of credit and commercial paper program debt	545,848	471,070	5.48	5.57
Blended average interest rate	12,717,784	12,479,927	3.86	3.83
Loan fee amortization and annual facility fee related to unsecured senior line of credit	N/A	N/A	0.12	0.13
Total/weighted average	$12,717,784	$12,479,927	3.98%	3.96%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	54

Summary of Debt (continued)
September 30, 2024
(Dollars in thousands)

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit
Debt Covenant Ratios(1)	Requirement	September 30, 2024	Requirement	September 30, 2024

Total Debt to Total Assets	≤ 60%	30%	≤ 60.0%	29.7%
Secured Debt to Total Assets	≤ 40%	0.3%	≤ 45.0%	0.3%
Consolidated EBITDA to Interest Expense	≥ 1.5x	12.3x	≥ 1.50x	3.95x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	326%	N/A	N/A
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.75x	12.55x

(1)All covenant ratio titles utilize terms as defined in the respective debt and credit agreements. The calculation of consolidated EBITDA is based on the definitions contained in our loan agreements and is not directly comparable to the computation of EBITDA as described in Exchange Act Release No. 47226.

Unconsolidated real estate joint ventures’ debt					At 100%
Unconsolidated Joint Venture	Maturity Date	Stated Rate		Interest Rate(1)	Aggregate Commitment	Debt Balance(2)	Our Share
1401/1413 Research Boulevard(3)	12/23/24	2.70%		3.31%	$28,500	$28,461	65.0%
1655 and 1725 Third Street(4)	3/10/25	4.50%		4.57%	600,000	599,823	10.0%
101 West Dickman Street	11/10/26	SOFR+1.95%	(5)	7.39%	26,750	18,565	58.2%
1450 Research Boulevard	12/10/26	SOFR+1.95%	(5)	7.45%	13,000	8,616	73.2%
					$668,250	$655,465

(1)Includes interest expense and amortization of loan fees.
(2)Represents outstanding principal, net of unamortized deferred financing costs, as of September 30, 2024.
(3)We have executed a purchase and sale agreement to sell the unconsolidated real estate joint venture and expect to complete the sale in 4Q24. Our net proceeds from the sale are expected to exceed our share of the outstanding debt balance and the carrying amount of this investment as of September 30, 2024.
(4)The unconsolidated real estate joint venture is in the process of working with prospective lenders to refinance this debt. In the event that all or a portion of the debt cannot be refinanced, we may consider contributing additional equity into this unconsolidated real estate joint venture. As of September 30, 2024, our investment in this unconsolidated real estate joint venture was $10.8 million.
(5)This loan is subject to a fixed SOFR floor of 0.75%.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	55

Summary of Debt (continued)
September 30, 2024
(Dollars in thousands)

Debt	Stated Rate	Interest Rate(1)		Maturity Date(2)		Principal Payments Remaining for the Periods Ending December 31,						Principal	Unamortized (Deferred Financing Cost), (Discount)/ Premium	Total
						2024	2025	2026	2027	2028	Thereafter
Secured notes payable
Greater Boston(3)	SOFR+2.70%	8.40%		11/19/26		$—	$—	$144,527	$—	$—	$—	$144,527	$(114)	$144,413
San Francisco Bay Area	6.50%	6.50		7/1/36		—	34	36	38	41	438	587	—	587
Secured debt weighted-average interest rate/ subtotal		8.39				—	34	144,563	38	41	438	145,114	(114)	145,000

Unsecured senior line of credit and commercial paper program(4)	(4)	5.05	(4)	1/22/30	(4)	—	—	—	—	—	455,000	455,000	(411)	454,589
Unsecured senior notes payable	3.45%	3.62		4/30/25		—	600,000	—	—	—	—	600,000	(518)	599,482
Unsecured senior notes payable	4.30%	4.50		1/15/26		—	—	300,000	—	—	—	300,000	(655)	299,345
Unsecured senior notes payable	3.80%	3.96		4/15/26		—	—	350,000	—	—	—	350,000	(776)	349,224
Unsecured senior notes payable	3.95%	4.13		1/15/27		—	—	—	350,000	—	—	350,000	(1,194)	348,806
Unsecured senior notes payable	3.95%	4.07		1/15/28		—	—	—	—	425,000	—	425,000	(1,418)	423,582
Unsecured senior notes payable	4.50%	4.60		7/30/29		—	—	—	—	—	300,000	300,000	(1,082)	298,918
Unsecured senior notes payable	2.75%	2.87		12/15/29		—	—	—	—	—	400,000	400,000	(2,167)	397,833
Unsecured senior notes payable	4.70%	4.81		7/1/30		—	—	—	—	—	450,000	450,000	(2,149)	447,851
Unsecured senior notes payable	4.90%	5.05		12/15/30		—	—	—	—	—	700,000	700,000	(4,926)	695,074
Unsecured senior notes payable	3.375%	3.48		8/15/31		—	—	—	—	—	750,000	750,000	(4,509)	745,491
Unsecured senior notes payable	2.00%	2.12		5/18/32		—	—	—	—	—	900,000	900,000	(7,198)	892,802
Unsecured senior notes payable	1.875%	1.97		2/1/33		—	—	—	—	—	1,000,000	1,000,000	(7,326)	992,674
Unsecured senior notes payable	2.95%	3.07		3/15/34		—	—	—	—	—	800,000	800,000	(7,425)	792,575
Unsecured senior notes payable	4.75%	4.88		4/15/35		—	—	—	—	—	500,000	500,000	(5,071)	494,929
Unsecured senior notes payable	5.25%	5.38		5/15/36		—	—	—	—	—	400,000	400,000	(4,195)	395,805
Unsecured senior notes payable	4.85%	4.93		4/15/49		—	—	—	—	—	300,000	300,000	(2,900)	297,100
Unsecured senior notes payable	4.00%	3.91		2/1/50		—	—	—	—	—	700,000	700,000	10,017	710,017
Unsecured senior notes payable	3.00%	3.08		5/18/51		—	—	—	—	—	850,000	850,000	(11,322)	838,678
Unsecured senior notes payable	3.55%	3.63		3/15/52		—	—	—	—	—	1,000,000	1,000,000	(13,782)	986,218
Unsecured senior notes payable	5.15%	5.26		4/15/53		—	—	—	—	—	500,000	500,000	(7,647)	492,353
Unsecured senior notes payable	5.625%	5.71		5/15/54		—	—	—	—	—	600,000	600,000	(6,745)	593,255
Unsecured debt weighted-average interest rate/ subtotal		3.85				—	600,000	650,000	350,000	425,000	10,605,000	12,630,000	(83,399)	12,546,601
Weighted-average interest rate/total		3.91%				$—	$600,034	$794,563	$350,038	$425,041	$10,605,438	$12,775,114	$(83,513)	$12,691,601

Balloon payments						$—	$600,000	$794,527	$350,000	$425,000	$10,605,068	$12,774,595	$—	$12,774,595
Principal amortization						—	34	36	38	41	370	519	(83,513)	(82,994)
Total debt						$—	$600,034	$794,563	$350,038	$425,041	$10,605,438	$12,775,114	$(83,513)	$12,691,601
Fixed-rate debt						$—	$600,034	$650,036	$350,038	$425,041	$10,150,438	$12,175,587	$(82,988)	$12,092,599
Variable-rate debt						—	—	144,527	—	—	455,000	599,527	(525)	599,002
Total debt						$—	$600,034	$794,563	$350,038	$425,041	$10,605,438	$12,775,114	$(83,513)	$12,691,601
Weighted-average stated rate on maturing debt						N/A	3.45%	3.79%	3.95%	3.95%	3.74%
(1)Represents the weighted-average interest rate as of the end of the applicable period, including amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)Reflects any extension options that we control.
(3)Represents a secured construction loan held by our consolidated real estate joint venture for 99 Coolidge Avenue, of which we own a 75.0% interest. As of September 30, 2024, this joint venture has $50.8 million available under existing lender commitments. The interest rate shall be reduced from SOFR+2.70% to SOFR+2.10% over time upon the completion of certain leasing, construction, and financial covenant milestones.
(4)Refer to footnotes 2 through 4 under “Fixed-rate and variable-rate debt” in “Summary of Debt” for additional details. In September 2024, we amended and restated our unsecured senior line of credit to, among other changes, extend the maturity date from January 22, 2028 to January 22, 2030, including extension options that we control.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	56

Definitions and Reconciliations
September 30, 2024

This section contains additional details for sections throughout the Supplemental Information and the accompanying Earnings Press Release, as well as explanations and reconciliations of certain non-
GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.
Adjusted EBITDA and Adjusted EBITDA margin

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and calculates the
Adjusted EBITDA margin:

	Three Months Ended
(Dollars in thousands)	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23
Net income (loss)	$213,603	$94,049	$219,176	$(42,658)	$68,254
Interest expense	43,550	45,789	40,840	31,967	11,411
Income taxes	1,877	1,182	1,764	1,322	1,183
Depreciation and amortization	293,998	290,720	287,554	285,246	269,370
Stock compensation expense	15,525	14,507	17,125	34,592	16,288
Gain on sales of real estate	(27,114)	—	(392)	(62,227)	—
Unrealized (gains) losses on non-real estate investments	(2,610)	64,238	(29,158)	(19,479)	77,202
Impairment of real estate	5,741	30,763	—	271,890	20,649
Impairment of non-real estate investments	10,338	12,788	14,698	23,094	28,503
Adjusted EBITDA	$554,908	$554,036	$551,607	$523,747	$492,860

Total revenues	$791,607	$766,734	$769,108	$757,216	$713,788

Adjusted EBITDA margin	70%	72%	72%	69%	69%
We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, impairments of real estate, and significant termination fees. Adjusted EBITDA also excludes unrealized gains or losses and significant realized gains or losses and impairments that result from our non-real estate investments. These non-
real estate investment amounts are classified in our consolidated statements of operations outside of total revenues.
We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments, our capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, significant impairments and realized gains or losses on non-real estate investments, and significant termination fees allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments or other corporate activities that may not be representative of the operating performance of our properties.
In addition, we believe that excluding charges related to stock compensation and unrealized gains or losses facilitates for investors a comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income (loss) or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.
In order to calculate the Adjusted EBITDA margin, we divide Adjusted EBITDA by total revenues as presented in our consolidated statements of operations. We believe that this supplemental performance measure provides investors with additional useful information regarding the profitability of our operating activities.
We are not able to forecast fourth quarter net income without unreasonable effort and therefore do not provide a reconciliation for Adjusted EBITDA on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-
real estate investments, impairment of real estate, and impairment of non-real estate investments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would be potentially misleading for our investors.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	57

Definitions and Reconciliations (continued)
September 30, 2024

Annual rental revenue
Annual rental revenue represents the annualized fixed base rental obligations, calculated in accordance with GAAP, including the amortization of deferred revenue related to tenant-funded and -
built landlord improvements, for leases in effect as of the end of the period, related to our operating
RSF. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures.
Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of 100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of September 30, 2024, approximately 93% of our leases (on an annual rental revenue basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses, along with base rent, are classified in income from rentals in our consolidated statements of operations.
Capitalization rates
Capitalization rates are calculated based on net operating income and net operating income
(cash basis) annualized, excluding lease termination fees, on stabilized operating assets for the quarter preceding the date on which the property is sold, or near-term prospective net operating income.
Capitalized interest
We capitalize interest cost as a cost of a project during periods for which activities necessary to develop, redevelop, or reposition a project for its intended use are ongoing, provided that expenditures for the asset have been made and interest cost has been incurred. Activities necessary to develop, redevelop, or reposition a project include pre-construction activities such as entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. If we cease activities necessary to prepare a project for its intended use, interest costs related to such project are expensed as incurred.
Cash interest
Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts). Refer to the definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.
Class A/A+ properties and AAA locations
Class A/A+ properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A/
A+ properties generally command higher annual rental rates than other classes of similar properties.
AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses.
Development, redevelopment, and pre-construction
A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A/A+ properties, and property enhancements identified during the underwriting of certain acquired properties, located in collaborative mega campuses in AAA life science innovation clusters. These projects are generally focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of a wide range of tenants. Upon completion, each development and redevelopment project is expected to generate increases in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.
Development projects generally consist of the ground-up development of generic and reusable laboratory facilities. Redevelopment projects consist of the permanent change in use of acquired office, warehouse, or shell space into laboratory space. We generally will not commence new development projects for aboveground construction of new Class A/A+ laboratory space without first securing significant pre-leasing for such space, except when there is solid market demand for high-
quality Class A/A+ properties.
Priority anticipated projects are those most likely to commence future ground-up development or first-time conversion from non-laboratory space to laboratory space prior to our other future projects, pending market conditions and leasing negotiations.
Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.
Development, redevelopment, and pre-construction spending also includes the following costs: (i) amounts to bring certain acquired properties up to market standard and/or other costs identified during the acquisition process (generally within two years of acquisition) and (ii) permanent conversion of space for highly flexible, move-in-ready laboratory space to foster the growth of promising early- and growth-stage life science companies.
Revenue-enhancing and repositioning capital expenditures represent spending to reposition or significantly change the use of a property, including through improvement in the asset quality from
Class B to Class A/A+.
Non-revenue-enhancing capital expenditures represent costs required to maintain the current revenues of a stabilized property, including the associated costs for renewed and re-leased space.
Dividend payout ratio (common stock)
Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	58

Definitions and Reconciliations (continued)
September 30, 2024

Dividend yield
Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.
Fixed-charge coverage ratio
Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of
Adjusted EBITDA to cash interest and fixed charges. We believe that this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends.
Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts).
The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and computes fixed-
charge coverage ratio:

	Three Months Ended
(Dollars in thousands)	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23
Adjusted EBITDA	$554,908	$554,036	$551,607	$523,747	$492,860

Interest expense	$43,550	$45,789	$40,840	$31,967	$11,411
Capitalized interest	86,496	81,039	81,840	89,115	96,119
Amortization of loan fees	(4,222)	(4,146)	(4,142)	(4,059)	(4,059)
Amortization of debt discounts	(330)	(328)	(318)	(309)	(306)
Cash interest and fixed charges	$125,494	$122,354	$118,220	$116,714	$103,165

Fixed-charge coverage ratio:
– quarter annualized	4.4x	4.5x	4.7x	4.5x	4.8x
– trailing 12 months	4.5x	4.6x	4.7x	4.7x	4.9x

We are not able to forecast fourth quarter net income without unreasonable effort and therefore do not provide a reconciliation for fixed-charge coverage ratio on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairment of real estate, and impairment of non-real estate investments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would be potentially misleading for our investors.
Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders
GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity
REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate acquisition and disposition decisions, financing decisions, capital structure, capital market transactions, variances resulting from the volatility of market conditions outside of our control, or other corporate activities that may not be representative of the operating performance of our properties.
The 2018 White Paper published by the Nareit Board of Governors (the “Nareit White Paper”)
defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus depreciation and amortization of operating real estate assets, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.
We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, impairment of real estate primarily consisting of pre-acquisition costs incurred in connection with acquisitions we decided to no longer pursue, gains or losses on early extinguishment of debt, significant termination fees, acceleration of stock compensation expense due to the resignations of executive officers, deal costs, the income tax effect related to such items, and the amount of such items that is allocable to our unvested restricted stock awards. We compute the amount that is allocable to our unvested restricted stock awards using the two-class method. Under the two-class method, we allocate net income (after amounts attributable to noncontrolling interests) to common stockholders and to unvested restricted stock awards by applying the respective weighted-average shares outstanding during each quarter-to-
date and year-to-date period. This may result in a difference of the summation of the quarter-to-date and year-to-date amounts. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP)
as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	59

Definitions and Reconciliations (continued)
September 30, 2024

Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders (continued)
The following table reconciles net income to funds from operations for the share of consolidated real estate joint ventures attributable to noncontrolling interests and our share of unconsolidated real estate joint ventures:

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	September 30, 2024		September 30, 2024
(In thousands)	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
Net income	$45,656	$141,634	$139	$424
Depreciation and amortization of real estate assets	32,457	94,725	1,075	3,177
Funds from operations	$78,113	$236,359	$1,214	$3,601
Gross assets
Gross assets are calculated as total assets plus accumulated depreciation:

(In thousands)	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23
Total assets	$38,488,128	$37,847,865	$37,699,046	$36,771,402	$36,783,293
Accumulated depreciation	5,624,642	5,457,414	5,216,857	4,985,019	4,856,436
Gross assets	$44,112,770	$43,305,279	$42,915,903	$41,756,421	$41,639,729

Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the estimated amounts of net operating income at stabilization divided by our investment in the property. For this calculation, we exclude any tenant-
funded and -built landlord improvements from our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our development and redevelopment projects are generally expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.
•Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis, and any amortization of deferred revenue related to tenant-funded and -built landlord improvements.
•Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.
Investment-grade or publicly traded large cap tenants
Investment-grade or publicly traded large cap tenants represent tenants that are investment-
grade rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the twelve months ended September 30, 2024, as reported by Bloomberg Professional
Services. Credit ratings from Moody’s Ratings and S&P Global Ratings reflect credit ratings of the tenant’s parent entity, and there can be no assurance that a tenant’s parent entity will satisfy the tenant’s lease obligation upon such tenant’s default. We monitor the credit quality and related material changes of our tenants. Material changes that cause a tenant’s market capitalization to decrease below $10 billion, which are not immediately reflected in the twelve-month average, may result in their exclusion from this measure.
Investments
We hold investments in publicly traded companies and privately held entities primarily involved in the life science industries. We recognize, measure, present, and disclose these investments as follows:

Statements of Operations
	Balance Sheet	Gains and Losses
	Carrying Amount	Unrealized	Realized

Difference between proceeds received upon disposition and historical cost
Publicly traded companies	Fair value	Changes in fair value
Privately held entities without readily determinable fair values that:
Report NAV	Fair value, using NAV as a practical expedient	Changes in NAV, as a practical expedient to fair value

Do not report NAV	Cost, adjusted for observable price changes and impairments(1)	Observable price changes(1)	Impairments to reduce costs to fair value, which result in an adjusted cost basis and the differences between proceeds received upon disposition and adjusted or historical cost

Equity method investments	Contributions, adjusted for our share of the investee’s earnings or losses, less distributions received, reduced by other-than-temporary impairments	Our share of unrealized gains or losses reported by the investee	Our share of realized gains or losses reported by the investee, and other-than- temporary impairments

(1)An observable price is a price observed in an orderly transaction for an identical or similar investment of the same issuer. Observable price changes result from, among other things, equity transactions for the same issuer with similar rights and obligations executed during the reporting period, including subsequent equity offerings or other reported equity transactions related to the same issuer.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	60

Definitions and Reconciliations (continued)
September 30, 2024

Investments in real estate
The following table reconciles our investments in real estate as of September 30, 2024:

(In thousands)	Investments in Real Estate
Gross investments in real estate	$38,576,419
Less: accumulated depreciation	(5,624,642)
Investments in real estate	$32,951,777
The following table presents our new Class A/A+ development and redevelopment pipeline, excluding properties held for sale, as a percentage of gross assets and as a percentage of annual rental revenue as of September 30, 2024:

		Percentage of
(Dollars in thousands)	Book Value	Gross Assets	Annual Rental Revenue
Under construction projects and one committed near-term project expected to commence construction in the next two years (55% leased/negotiating)	$4,405,094	10%	—%
Income-producing/potential cash flows/covered land play(1)	2,861,653	6	2
Land	2,073,678	5	—
	$9,340,425	21%	2%

(1)Includes projects with existing buildings that are generating or can generate operating cash flows. Also includes development rights associated with existing operating campuses.

Space Intentionally Blank
The square footage presented in the table below is classified as operating as of
September 30, 2024. These lease expirations or vacant space at recently acquired properties represent future opportunities for which we have the intent, subject to market conditions and leasing, to commence first-time conversion from non-laboratory space to laboratory space, or to commence future ground-up development:

	Dev/ Redev	RSF of Lease Expirations Targeted for Development and Redevelopment
Property/Submarket		2024	2025	Thereafter(1)		Total
Committed near-term project:
4161 Campus Point Court/University Town Center	Dev	—	159,884	—		159,884

Priority anticipated projects:
311 Arsenal Street/Cambridge/Inner Suburbs	Redev	—	25,312	—		25,312
269 East Grand Avenue/South San Francisco	Redev	107,250	—	—		107,250
1020 Red River Street/Austin	Redev	—	126,034	—		126,034
		107,250	151,346	—		258,596
Future projects:
100 Edwin H. Land Boulevard/Cambridge	Dev	104,500	—	—		104,500
446, 458, 500, and 550 Arsenal Street/Cambridge/ Inner Suburbs	Dev	—	—	375,898		375,898
Other/Greater Boston	Redev	—	—	167,549		167,549
1122 and 1150 El Camino Real/South San Francisco	Dev	—	—	375,232		375,232
3875 Fabian Way/Greater Stanford	Dev	—	—	228,000		228,000
2100, 2200, and 2400 Geng Road/Greater Stanford	Dev	—	—	78,501		78,501
960 Industrial Road/Greater Stanford	Dev	—	—	112,590		112,590
Campus Point by Alexandria/University Town Center	Dev	—	109,164	226,144	(2)	335,308
Sequence District by Alexandria/Sorrento Mesa	Dev/ Redev	—	—	686,290		686,290
830 4th Avenue South/SoDo	Dev	—	—	45,615		45,615
410 West Harrison Street/Elliott Bay	Dev	—	—	17,205		17,205
Other/Seattle	Dev	—	—	75,663		75,663
100 Capitola Drive/Research Triangle	Dev	—	—	34,527		34,527
1001 Trinity Street/Austin	Dev	—	72,938	—		72,938
Canada	Redev	—	—	247,743		247,743
		104,500	182,102	2,670,957		2,957,559
		211,750	493,332	2,670,957		3,376,039

(1)Includes vacant square footage as of September 30, 2024.
(2)Represents 226,144 RSF of month-to-month leases in our University Town Center submarket primarily related to space being temporarily held over by an expiring tenant at buildings that are targeted for the future development of laboratory space, subject to market conditions and leasing.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	61

Definitions and Reconciliations (continued)
September 30, 2024

Joint venture financial information
We present components of balance sheet and operating results information related to our real estate joint ventures, which are not presented, or intended to be presented, in accordance with GAAP.
We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, which are controlled by us through contractual rights or majority voting rights, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control and do not consolidate, and are instead controlled jointly or by our joint venture partners through contractual rights or majority voting rights, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.
The components of balance sheet and operating results information related to our real estate joint ventures do not represent our legal claim to those items. For each entity that we do not wholly own, the joint venture agreement generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.
We believe that this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results.
The components of balance sheet and operating results information related to our real estate joint ventures are limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate for investors a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of operations and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are presented and prepared in accordance with GAAP.

Space Intentionally Blank
Key items included in net income attributable to Alexandria’s common stockholders
We present a tabular comparison of items, whether gain or loss, that may facilitate a high-
level understanding of our results and provide context for the disclosures included in this Supplemental
Information, our most recent annual report on Form 10-K, and our subsequent quarterly reports on Form
10-Q. We believe that such tabular presentation promotes a better understanding for investors of the corporate-level decisions made and activities performed that significantly affect comparison of our operating results from period to period. We also believe that this tabular presentation will supplement for investors an understanding of our disclosures and real estate operating results. Gains or losses on sales of real estate and impairments of assets classified as held for sale are related to corporate-level decisions to dispose of real estate. Gains or losses on early extinguishment of debt are related to corporate-level financing decisions focused on our capital structure strategy. Significant realized and unrealized gains or losses on non-real estate investments, impairments of real estate and non-real estate investments, and acceleration of stock compensation expense due to the resignation of an executive officer are not related to the operating performance of our real estate assets as they result from strategic, corporate-level non-real estate investment decisions and external market conditions.
Impairments of non-real estate investments are not related to the operating performance of our real estate as they represent the write-down of non-real estate investments when their fair values decrease below their respective carrying values due to changes in general market or other conditions outside of our control. Significant items, whether a gain or loss, included in the tabular disclosure for current periods are described in further detail in this Supplemental Information and accompanying Earnings
Press Release.
Mega campus
Mega campuses are cluster campuses that consist of approximately 1 million RSF or more, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished. The following table reconciles our annual rental revenue and development and redevelopment pipeline RSF as of September 30, 2024:

(Dollars in thousands)	Annual Rental Revenue	Development and Redevelopment Pipeline RSF
Mega campus	$1,666,759	21,957,791
Non-mega campus	517,316	9,880,617
Total	$2,184,075	31,838,408

Mega campus as a percentage of annual rental revenue and of total development and redevelopment pipeline RSF	76%	69%
Net cash provided by operating activities after dividends
Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	62

Definitions and Reconciliations (continued)
September 30, 2024

Net debt and preferred stock to Adjusted EBITDA
Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure of evaluating our balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash, plus preferred stock outstanding as of the end of the period. Refer to the definition of
Adjusted EBITDA and Adjusted EBITDA margin for further information on the calculation of Adjusted
EBITDA.
The following table reconciles debt to net debt and preferred stock and computes the ratio to
Adjusted EBITDA:

(Dollars in thousands)	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23
Secured notes payable	$145,000	$134,942	$130,050	$119,662	$109,110
Unsecured senior notes payable	12,092,012	12,089,561	12,087,113	11,096,028	11,093,725
Unsecured senior line of credit and commercial paper	454,589	199,552	—	99,952	—
Unamortized deferred financing costs	79,610	81,942	84,198	76,329	78,496
Cash and cash equivalents	(562,606)	(561,021)	(722,176)	(618,190)	(532,390)
Restricted cash	(17,031)	(4,832)	(9,519)	(42,581)	(35,321)
Preferred stock	—	—	—	—	—
Net debt and preferred stock	$12,191,574	$11,940,144	$11,569,666	$10,731,200	$10,713,620

Adjusted EBITDA:
– quarter annualized	$2,219,632	$2,216,144	$2,206,428	$2,094,988	$1,971,440
– trailing 12 months	$2,184,298	$2,122,250	$2,064,904	$1,997,518	$1,935,505

Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	5.5x	5.4x	5.2x	5.1x	5.4x
– trailing 12 months	5.6x	5.6x	5.6x	5.4x	5.5x

We are not able to forecast fourth quarter net income without unreasonable effort and therefore do not provide a reconciliation for net debt and preferred stock to Adjusted EBITDA on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairment of real estate, and impairment of non-real estate investments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would be potentially misleading for our investors.
Net operating income, net operating income (cash basis), and operating margin
The following table reconciles net income (loss) to net operating income and net operating income (cash basis) and computes operating margin:

	Three Months Ended		Nine Months Ended
(Dollars in thousands)	9/30/24	9/30/23	9/30/24	9/30/23
Net income	$213,603	$68,254	$526,828	$323,652

Equity in earnings of unconsolidated real estate joint ventures	(139)	(242)	(424)	(617)
General and administrative expenses	43,945	45,987	135,629	140,065
Interest expense	43,550	11,411	130,179	42,237
Depreciation and amortization	293,998	269,370	872,272	808,227
Impairment of real estate	5,741	20,649	36,504	189,224
Gain on sales of real estate	(27,114)	—	(27,506)	(214,810)
Investment (income) loss	(15,242)	80,672	(14,866)	204,051
Net operating income	558,342	496,101	1,658,616	1,492,029
Straight-line rent revenue	(29,087)	(29,805)	(125,676)	(92,331)
Amortization of deferred revenue related to tenant-funded and -built landlord improvements	(329)	—	(329)	—
Amortization of acquired below-market leases	(17,312)	(23,222)	(70,167)	(69,647)
Net operating income (cash basis)	$511,614	$443,074	$1,462,444	$1,330,051

Net operating income (cash basis) – annualized	$2,046,456	$1,772,296	$1,949,925	$1,773,401

Net operating income (from above)	$558,342	$496,101	$1,658,616	$1,492,029
Total revenues	$791,607	$713,788	$2,327,449	$2,128,483
Operating margin	71%	70%	71%	70%
Net operating income is a non-GAAP financial measure calculated as net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairments of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent, amortization of acquired above- and below-market lease revenue, and amortization of deferred revenue related to tenant-funded and -built landlord improvements adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases and tenant-funded and -built landlord improvements.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	63

Definitions and Reconciliations (continued)
September 30, 2024

Net operating income, net operating income (cash basis), and operating margin (continued)
Furthermore, we believe net operating income is useful to investors as a performance measure of our consolidated properties because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income or loss. Net operating income can be used to measure the initial stabilized yields of our properties by calculating net operating income generated by a property divided by our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions or a deterioration in market conditions. We also exclude realized and unrealized investment gain or loss, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to corporate strategy. Property operating expenses included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, rent, and supplies that are incurred as part of corporate office management. We calculate operating margin as net operating income divided by total revenues.
We believe that in order to facilitate for investors a clear understanding of our operating results, net operating income should be examined in conjunction with net income or loss as presented in our consolidated statements of operations. Net operating income should not be considered as an alternative to net income or loss as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.
Operating statistics
We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100%, excluding RSF at properties classified as held for sale, for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental revenue, refer to the definition of annual rental revenue herein.
Same property comparisons
As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total income from rentals, as well as rental operating expenses in our operating results, can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given quarterly or annual period, we analyze the operating performance for all consolidated properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. We separately present quarterly and year-to-date same property results to align with the interim financial information required by the SEC in our management’s discussion and analysis of our financial condition and results of operations. These same properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable quarterly or year-to-date period presented, properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated real estate joint ventures, properties classified as held for sale, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, termination fees, if any, are excluded from the results of same properties.

Space Intentionally Blank

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	64

Definitions and Reconciliations (continued)
September 30, 2024

Same property comparisons (continued)
The following table reconciles the number of same properties to total properties for the nine months ended September 30, 2024:

		Redevelopment – placed into
Development – under construction	Properties	service after January 1, 2023	Properties
201 Brookline Avenue	1	20400 Century Boulevard	1
99 Coolidge Avenue	1	140 First Street	1
500 North Beacon Street and 4 Kingsbury Avenue	2	2400 Ellis Road, 40 Moore Drive, and 14 TW Alexander Drive	3

9808 Medical Center Drive	1	9601 and 9603 Medical Center Drive	2
1450 Owens Street	1		7
230 Harriet Tubman Way	1	Acquisitions after January 1, 2023	Properties
4155 Campus Point Court	1	Other	5
10935, 10945, and 10955 Alexandria Way	3		5
		Unconsolidated real estate JVs	4
10075 Barnes Canyon Road	1	Properties held for sale	9
421 Park Drive	1	Total properties excluded from same properties	67
4135 Campus Point Court	1
701 Dexter Avenue North	1	Same properties	339
	15	Total properties in North America as of September 30, 2024	406
Development – placed into
service after January 1, 2023	Properties
751 Gateway Boulevard	1
15 Necco Street	1
325 Binney Street	1
9810 Darnestown Road	1
9820 Darnestown Road	1
1150 Eastlake Avenue East	1
	6
Redevelopment – under construction	Properties
840 Winter Street	1
40, 50, and 60 Sylvan Road	3
Alexandria Center® for Advanced Technologies – Monte Villa Parkway	6

651 Gateway Boulevard	1
401 Park Drive	1
8800 Technology Forest Place	1
311 Arsenal Street	1
One Hampshire Street	1
Canada	4
Other	2
	21
Stabilized occupancy date
The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.
Tenant recoveries
Tenant recoveries represent revenues comprising reimbursement of real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses and earned in the period during which the applicable expenses are incurred and the tenant’s obligation to reimburse us arises.
We classify rental revenues and tenant recoveries generated through the leasing of real estate assets within revenues in income from rentals in our consolidated statements of operations. We provide investors with a separate presentation of rental revenues and tenant recoveries in “Same property performance” in this Supplemental Information because we believe it promotes investors’
understanding of our operating results. We believe that the presentation of tenant recoveries is useful to investors as a supplemental measure of our ability to recover operating expenses under our triple net leases, including recoveries of utilities, repairs and maintenance, insurance, property taxes, common area expenses, and other operating expenses, and of our ability to mitigate the effect to net income for any significant variability to components of our operating expenses.
The following table reconciles income from rentals to tenant recoveries:

	Three Months Ended					Nine Months Ended
(In thousands)	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	9/30/24	9/30/23
Income from rentals	$775,744	$755,162	$755,551	$742,637	$707,531	$2,286,457	$2,099,819
Rental revenues	(579,569)	(576,835)	(581,400)	(561,428)	(526,352)	(1,737,804)	(1,582,543)
Tenant recoveries	$196,175	$178,327	$174,151	$181,209	$181,179	$548,653	$517,276

Total equity capitalization
Total equity capitalization is equal to the outstanding shares of common stock multiplied by the closing price on the last trading day at the end of each period presented.
Total market capitalization
Total market capitalization is equal to the sum of total equity capitalization and total debt.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	65

Definitions and Reconciliations (continued)
September 30, 2024

Unencumbered net operating income as a percentage of total net operating income
Unencumbered net operating income as a percentage of total net operating income is a non-
GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.
The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23
Unencumbered net operating income	$553,589	$544,268	$546,830	$533,382	$495,012
Encumbered net operating income	4,753	5,212	3,964	1,108	1,089
Total net operating income	$558,342	$549,480	$550,794	$534,490	$496,101
Unencumbered net operating income as a percentage of total net operating income	99.1%	99.1%	99.3%	99.8%	99.8%
Weighted-average interest rate for capitalization of interest
The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate as of the end of the applicable period, based on the rates applicable to borrowings outstanding during the period, including expense/income related to interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

Space Intentionally Blank
Weighted-average shares of common stock outstanding – diluted
From time to time, we enter into capital market transactions, including forward equity sales agreements (“Forward Agreements”), to fund acquisitions, to fund construction of our development and redevelopment projects, and for general working capital purposes. We are required to consider the potential dilutive effect of our Forward Agreements under the treasury stock method while the Forward
Agreements are outstanding. As of September 30, 2024, we had Forward Agreements outstanding to sell an aggregate of 230 thousand shares of common stock.
The weighted-average shares of common stock outstanding used in calculating EPS – diluted,
FFO per share – diluted, and FFO per share – diluted, as adjusted, during each period are calculated as follows. Also shown are the weighted-average unvested shares associated with restricted stock awards used in calculating amounts allocable to unvested stock award holders pursuant to the two-class method for each of the respective periods presented below:

	Three Months Ended					Nine Months Ended
(In thousands)	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	9/30/24	9/30/23
Basic shares for earnings per share	172,058	172,013	171,949	171,096	170,890	172,007	170,846
Forward Agreements	—	—	—	—	—	—	—
Diluted shares for earnings per share	172,058	172,013	171,949	171,096	170,890	172,007	170,846

Basic shares for funds from operations per share and funds from operations per share, as adjusted	172,058	172,013	171,949	171,096	170,890	172,007	170,846
Forward Agreements	—	—	—	—	—	—	—
Diluted shares for funds from operations per share and funds from operations per share, as adjusted	172,058	172,013	171,949	171,096	170,890	172,007	170,846

Weighted-average unvested restricted shares used in calculating the allocations of net income, funds from operations, and funds from operations, as adjusted	2,838	2,878	2,987	2,734	2,124	2,901	2,187